Exhibit 10.36

OFFICE LEASE by and between TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA, a New York corporation, for the benefit of the Real Estate Account ("Landlord") and G2 INTERNATIONAL , a Texas corporation ("Tenant") Dated as of MHDocs 5922187_3 8614.1 -- =3 ' - - ,2015

OFFICE LEASE THIS OFFICE LEASE (th i s "Lease") is made between Teachers Insurance and Annuity Association of America, a New York corporatio n, for the benefit of the Real Estate Account ("Landlord"), and the Tenant described in item I of the Basic Lease Provisions . LEASE OF PREMISES Landlord hereby le ases to Tenant and Tenant hereby leases from Landlord , s ubject to all of the term s and conditions set forth herein , those certain premises (the "Premises") described in item 3 of the Basic Lease Provisions and as shown in the drawing attached hereto as Exhibit A - I . The Premises are located in the Building described in Item 2 of the Basic Lea se Provisions . T he Building is lo cated on that certa in land ( the "Land") more particularly described on Exh ibit A - 2 attached hereto , which is also improved with land scap ing and other improvements, fi xtures and common areas a nd appurtenances now or herea fter placed, constructed or erected on the Land (somet im es referred to herein as the "Pro perty ") . The t erm "Ce ntre " shall mean the Building, the Land, the other office buildings, the parking garages a nd the land owned by Landlord located between LBJ Freeway, the Dallas North Tollway, Harvest Hill Lane and Noe l Road . BASIC LEASE PROVISIONS MHDocs 5922187_3 8614.1 1. 2. Tenant: Building : 3. 4. 5. Description of Premises: Rentable Area of Premises: Rentable Area of Building: Tenant's Proportionate Share: Base Rent: Lease Months I to 12: Monthly [nstallment:: Lease Months 1 3 to 24: Monthly In sta llment: Lease Months 25 to 36: Monthly Installm ent: L ease Months 37 to 48: Monthly Installment: Lease Mont h s 49 to 60: Mont hl y In sta llment: G2 Internati ona l, a Texas corporatio n ("Tenant") Three Lincoln Cen tre 5430 LBJ Freeway Dallas, Texas 75240 Suite 1485 Approx imately 1 , 502 square feet Approximately 537,230 s qu are feet (s ubj ect to Paragraph 18 ) 0.28% (1,502 rsf I 537,230 rsf) (See Paragraph 3) (See Para graph 2) $26.00/square foot of Rentable Area/annum (plus electricity) $3,254.33 $27.00 /s quare foot of Rentable Area/ann um (plus e l ec tr icity) $3,379.50 $28 .0 0 / square foot ofRe nt a ble Area/annum (pl u s electricity) $3,504.66 $ 2 9.00 / square foot of Rentable Area/annum ( plus e l ec tricity) $3,629.83 $30 .00 / sq uar e foot of Rentable Area/annum ( plus e le ctric ity ) $3,755.00

6. 2 MHDocs 5922187 _ 3 8614.1 7. 8. 9. Base Rent Installment Payable Upon Execution: Security Deposit Payable Upon Execution: Base Year for Operating Expenses: Initial Term: 10. 11. Estimated Commencement Date: Estimated Expiration Date: 12. Broker(s) (See Paragraph 19(k)) : Landlord's Broker: Tenant's Broker: 13. Number of Parking Spaces: $3,254.33 $3,755.00, in cash (See Paragraph 2(c)) 20 I 5 ( See Paragraph 3) Sixty (60) Lease Months, commencing on the Commencement Date and ending on the last day of the 60th Lease Month . The term "Lease Month" means each calendar month during the Term (and if the Commencement Date does not occur on the first day of a calendar month , the period from the Commencement Date to the first day of the next calendar month shall be included in the first Lease Month for which Base Rent is payable . (See Paragraph I) April I , 2015 March 3 I , 2020 Cushman & Wakefield of Texas , Inc. TCS Central Region GP, LLC, d/b/a Transwestem Five (5) unreserved parking spaces throughout the Initial Term, of which four (4) spaces will be in the Parking Garage ( the "Garage Spaces") , at $ 35 . 00 per Garage Space per month, and the remainder of which s hall be located on the surface lot, at no additional cost to Tenant . Tenant may convert up to one ( I ) Garage Space to a re s erved space in the Parking Garage at a cost of $ I 00 . 00 per reserved s pace per month (the "Reserved Space") . So long as there is no uncured Event of Default , the rental for the Garage Spaces only will be abated during the Initial Term . Upon an Event of Default and so long as such Event of Default remains uncured, rental for the Garage Spaces will commence effective on the date of Tenant's Event of D e fault . (See Paragra p h I 8 )

14. 3 MHDocs 5922187 _ 3 8614.1 Addresses for Notices: To: TENANT: To: LANDLORD: Prior to occupancy of the Premises: G2 International , Inc 2400 Three Ga lleri a Tower 1 3155 Noel Road Dallas , TX 75240 Phone: 972 - 726 - 9203 Fax: 972 - 726 - 7749 After occupancy of the Premises: G2 International , Inc Three Linco l n Centre, Suite 1 450 5430 LBJ Freeway Dallas, Texas 75240 With respect to any default notice, a copy must be sent on the same date and by the same method as sent to Tenant to: Cherry Petersen Landry Albert LLP Attn: W. "Trey" R. Dyer, lII 8350 N. Central Ex pressway , Suite 1 500 Dallas , Texas 75206 15. Address for Payment of Rent: Property Management Office: Teachers Insurance and Annu ity Association of America for the benefit of the Real Estate Account Attn: Property Manager 5420 LBJ Freeway, Su ite 350 Dallas , Texas 75240 With copy to: C u shman & Wakefield of Texa s , Inc. 2 1 01 Cedar Springs, Suite 900 Dallas , TX 75201 Attn: Ken Pool , CPM, RPA Managing D i rec t or , D/FW Lead, Investor Services 16. 17. G uarantor : Tenant Improvement Allowance: With respect to any default notice, a copy must be sent on the same date and by the same method as sent to Landlord to : Munsch Hardt Kopf & Harr, P . C . Attn : Kathleen O'Connell Henry 3800 Lincoln Plaza 500 N . Akard Street Dallas , Texas 75201 - 6659 All payments payable u nder this Lease sha ll be sent to Landlord at: T I AA - CREF Lincoln Centre #6 2 39 Collection P. 0. Box 840029 Dallas, Texa s 75284 or to such other address as Landlord may designate in writing. None None (Se e Exhibit B) 18. The "State" is the state, commonwealth, district or jurisd i ct ion in which the B uil ding is located.

This Lease consists of the foregoing introductory paragraphs and Basic Lease Provisions, the provisions of the Standard Lease Provisions (the " Standard Lease Provi s ions " ) (consisting of Paragraph I through Paragraph 20 which follow) and the following exhibits and addenda, all of which are incorporated herein by this reference : 4 MHDocs 5922187 _ 3 8614.1 Exhibit A - I Exhibit A - 2 Exhibit B Exhibit C Exhibit D Exhibit E Exhibit F Exhibit G Floor Plan of the Premises Legal Description of the Property Work Letter Building Rules and Regulations Form Tenant Estoppel Certificate Tenant's Commencement Letter Renewal Option Right ofFirst Notice In the event of any conflict between the provisions of the Basic Lease Provisions and the provisions of the Standard Lease Provisions, the Standard Lease Provisions shall control.

STANDARD LEASE PROVISIONS

1. TERM

(a) The Initial Term of this Lease and the Rent (defined below) shall commence on the earliest of (i) the date that the Tenant Improvements are Substantially Completed, or (ii) the date the Tenant Improvements would have been Substantially Completed except for Tenant Delays, or (iii) the date that Tenant, or any person with Tenant's permission, occupies any portion of the Premises, except for Early Entry as defined in *Exhibit B*, or (iv) April 1, 2015 (the "Commencement Date"). Unless earlier terminated in accordance with the provisions hereof, the Initial Term of this Lease shall be the period shown in *Item 9* of the Basic Lease Provisions. As used herein, "Lease Term" shall mean the Initial Term referred to in *Item 9* of the Basic Lease Provisions, subject to any extension of the Initial Term hereof exercised in accordance with the terms and conditions expressly set forth herein (the "Expiration Date"). Unless Landlord is terminating this Lease prior to the Expiration Date in accordance with the provisions hereof, Landlord shall not be required to provide notice to Tenant of the Expiration Date. This Lease shall be a binding contractual obligation effective upon execution hereof by Landlord and Tenant, notwithstanding the later commencement of the Initial Term of this Lease. The terms "Tenant Improvements" and "Substantial Completion" or "Substantially Completed" are defined in the attached *Exhibit B* Work Letter. "Tenant Delays" consist of those delays defined in *Exhibit B*.

(b) The Premises will be delivered to Tenant when the Tenant Improvements have been Substantially Completed. If the Commencement Date is delayed or otherwise does not occur on the Estimated Commencement Date, set forth in *Item 10* of the Basic Lease Provisions, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom.

(c) Upon Substantial Completion of the Tenant Improvements, Landlord shall prepare and deliver to Tenant, Tenant's Commencement Letter in the form of *Exhibit E* attached hereto (the "Commencement Letter"), which Tenant shall acknowledge by executing a copy and returning it to Landlord. If Tenant fails to sign and return the Commencement Letter to Landlord within ten (10) days of its receipt from Landlord, the Commencement Letter as sent by Landlord shall be deemed to have correctly set forth the Commencement Date and the other matters addressed in the Commencement Letter. Failure of Landlord to send the Commencement Letter shall have no effect on the Commencement Date.

2. BASE RENT AND SECURITY DEPOSIT

(a) Tenant agrees to pay during each month of the Lease Term as Base Rent ("Base Rent") for the Premises the sums shown for such periods in *Item 5* of the Basic Lease Provisions.

(b) Except as expressly provided to the contrary herein, Base Rent shall be payable in consecutive monthly installments, in advance, without demand, deduction or offset, commencing on the Commencement Date and continuing on the first day of each Lease Month thereafter until the expiration of the Lease Term. The first full monthly installment of Base Rent shall be payable upon Tenant's execution of this Lease. The obligation of Tenant to pay Rent and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations. If the Commencement Date is a day other than the first day of a calendar month, or the Lease Term expires on a day other than the last day of a calendar month, then the Rent for such partial month shall be calculated on a per diem basis. In the event Landlord delivers possession of the Premises to Tenant prior to the Commencement Date, Tenant agrees it shall be bound by and subject to all terms, covenants, conditions and obligations of this Lease during the period between the date possession is delivered and the Commencement Date, other than the payment of Base Rent, in the same manner as if delivery had occurred on the Commencement Date.

(c) Simultaneously with the execution of this Lease, Tenant has paid or will pay Landlord the security deposit (the "Security Deposit") in *Item 7* of the Basic Lease Provisions as security for the performance of the provisions hereof by Tenant, if applicable. Landlord shall not be required to keep the Security Deposit separate from its general funds and Tenant shall not be entitled to interest thereon.

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If Tenant defaults with respect to any provision of this Lease, including, without limitation , the provi s ions relating to the payment of Rent or the cleaning and restoration of the Premises upon the termination of this Lease, or amounts which Landlord may be entitled to recover pursuant to the terms hereof , Landlord may , but s hall not be required to, use, apply or retain all or any part of the Security Deposit (i) for the payment of any Rent or any other sum in default, (ii) for the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant's default hereunder , or ( iii ) to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant 's default hereunder , including, without limitation, costs and reasonable attorney s' fees incurred by Landlord to recover pos sess ion of the Premises following a default by Tenant her e under . The use or application of the Security Deposit or any portion thereof shall not prevent Landlord from exercising any other right or remedy provided hereunder or under any Law and shall not be construed as liquidated damages . Notwithstanding anything in this Lease or under Texas law to the contrary, Tenant hereby waives Section 93 . 004 - 93 . 011 of the Texas Property Code as such sections of the Texas Property Code relate to the Security Deposit under this Lease . If any portion of the Security Deposit is so used or applied, Tenant shall, within five (5) business days after demand therefor , deposit cash with Landlord in an amount sufficient to restore the Security Depo s it to the appropriate amount, as determined hereunder . If Tenant shall fully perform every provision of this Lease to be performed by it , the Security Deposit or any balance thereof shall be returned to Tenant (o r , at Landlord's option, to the last assignee of Tenant's interest hereunder) within thirty (30) days following the expiration of the Lease Term ; provided , however , that Landlord may retain the Security Deposit until such time as any amount due from Tenant in accordance with Paragraph 3 below has been determined and paid to Landlord in full . Tenant also waives a ll provisions of law , now or hereafter in force, which provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent , to repair damage caused by Tenant or to clean and restore the Premises, it being agreed that Landlord may , in addition, claim those sums reasonably necessary to compensate Landlord for any other loss or damage , foreseeable or unforeseeable, caused by the act or omission of Tenant or any Tenant Affiliates (as defined in Paragraph 6 (g)(i) below) . ( d) The parties agree that for all purposes hereunder the Premi ses s hall be sti pula te d to contain the number of square feet of Rentable Area de scribed in item 3 of the Basic Lease Provisions . Upon the request of Landlord during any extension or renewal of the Initial Term, Landlord's s pace planner s hall verify the exact number of square feet of Rentable Area in the Premises . If during any extension or renewal of the Initial Term there is a variation from the number of square feet specified in item 3 of the Basic Lease Provisions, Landlord and Tenant shall execute an amendment to this Lease for the purpose of making appropriate adjustments to the Base Rent , the Security Deposit, Tenant's Proportionate Share and s uch other provisions hereof as shall be appropriate under the circumstances . 3. ADDITIONAL RENT (a) If Operating Expenses (defined below ) for any calendar year during the Lease Term exceed Ba se Operating Expenses ( defined below), Tenant shall pay to Landlord as additional rent ("Addi tional Rent") an amount equal to Tenant's Proportionate Share (defi ned below ) ofsuch excess . In addition to payment o f Tenant's Proportionate Share of Operating Expenses, Tenant shall also pay to Landl or d as part of Additional Rent, Tenant 's Proportionate Share of Electrical Costs ( defined below ) . (b) "Te nant 's Proportionate Share" is, s ubj ect to the prov 1 s 1 ons of Paragraph 19 , the percentage number described in Item 4 of the Basic Lease Provisions . Tenant 's Proporti o n ate Share represents, subject to the provisions of Paragraph 19 , a fraction, the numerator of which is the number of square feet of Rent ab le Area in the Premises and the denominator of which is the number of s quare feet of Rentable Area for lease to th i rd parties in the Building, as d eter min ed by Landlord pur s uant to Paragraph 19 . (c) " Ba se Operating Expenses" m ea ns all Operating E xp en ses incurred or payable by La ndlord during the calendar year specified as Tenant 's Ba se Year in it e m 8 of the Basic Lease Provisions . (d) "O perating Expenses " means all costs, expenses and o bligations incurred or pa yab le by Landlord in connection with the opera tion , ownership , management , repair or maintenance of the Property plus a ll operat in g 6 Ml - fDocs 5922187 _ 3 8614.1 expenses of the Exterior Common Areas (defined below), exclusive of Electrical Costs (defined below) during or allocable to the Lease Term, including without limitation, the following: ( i) All real property taxes, assessments, license fees, excises, levies, charges, assessments, both general and s p ec ial assessments, or impositions and other similar governmental ad va l orem o r other charges ( inclu d in g the franchise tax set forth in V . T . C . A . Tax Code Section 171 . 000 I et seq . , as the same may be amended or recodified from time to time) levied on or attributable to the Property or its ownership, operation or transfer, and all taxes , c h arges, assessments or similar impositions imposed in li e u of the same (co ll ect i ve l y, "Real Estate Taxes") . Real Estate Taxes s h a ll also include all taxes, assessments, license fees, excises, l ev i es, charges or similar impositions imposed by any governmental agency, district, authority or political subdivision (A) on any interest of Landlord, any mortgagee of Landlord or any interest of Tenant in the Property, the Premises, or on the occupancy or u se of space in the Property or the Premises ; (B) for the provision of amenities, services or rights of use, whether or not exclusive, public, quasi - public or otherwise made available on a s h ared use basis, including amenities, services or rights of use such as fire protection, police protection, street, sidewalk, lighting, sewer or road maintenance, refuse removal or janitorial services or for any other service, without regard to whether suc h se r v i ces were formerly provided by governmental or quasi - governmental agencies to property owners or occupants at no cost or at minimal cost ; and (C) related to any transportation plan, fund or system in s tituted within the geographic area of the Centre or otherwise applicable to the Premises, the Property, the Centre or any portion thereof . Real Estate Taxes shall also include for any year, the amount of all fees, costs and expenses ( in clud in g reasonable attorneys' fees) paid by Landlord during such year in seeking o r obtaining any refund or reduction of Real Estate Taxes . Real Estate Taxes shall expressly include any tax, assessment or similar charge on the rents or profits from the Premises or Building levied against Landlord and/or the Property in lieu of other real estate taxes on the Property or otherwise as a result of property tax reform in the State of Texas, but s hall not otherwise include any estate, inheritance, successor, transfer, gift, corporation or in co me tax imposed by the State or federal government on Landlord . (ii) The cost of services and utili t ie s other than E l ectr i ca l Costs ( includin g taxes and other charges incurred in connection therewith) provided to the Premises, the Property or the Centre, including, without limitation, water, gas, sewer, waste disposal, telephone and cable t e l ev i s i o n facilities, fuel , s upplie s, equipment, tools, materials, service contracts, janitorial services, waste and refuse disposal, window cleaning, maintenance and repair of serv i ces areas, gardening and landscaping ; in sura n ce , including, but not limited to, public liability, fire, property damage, wind, hurricane, terrorism, rental l oss, rent continuation, boiler m a chinery, business int errupt i o n , contractual indemnification and All Risk or Causes of Loss Special Form coverage insurance for up to the full replacement cost of the Property and such other insurance as is customarily ca rri ed by operators of other similar Class - A office buildings in the North Dallas/LBJ submarket, to the extent carried by Landlord in its discretion, a nd the deductible portion of any in s ured l oss otherwise covered by such in s ur a n ce ; the cost of compensation, including employment, welfare and social security taxes, paid vacation days, disability, pension, medical and other fringe benefits of a ll persons (including independent contractors) who perform se r v i ces connected with the operation, maintenance, repair or replacement of t h e Property ; any association assessments, costs, dues and/or expenses relating to the Property, personal property taxes on and maintenance and repair of equipment and other personal property used in co nn ect i o n with the operation, maintenance or repair of the Property ; repair and replacement of window coverings provided by Landlord in the premises of tenants in the Property ; s u c h reasonable auditors' fees and l ega l fees as are incurred in connection with the operat i o n , maintenance or repair of the Property ; a property management fee (w hi ch fee may be imputed if Landlord has int ernal i ze d management or otherwise acts as its own property manager) ; the maintenance of any easements or g r o und leases benefiting the P ro p erty , whether by Landlord or by an independent con t ractor ; a reasonable allowance for depreciation of personal property used in the operation, maintenance or repair of the Property ; license, permit and in s p ect i o n fees ; all costs and expenses required by any governmental or qua s i - gov ernmental authority or by applicable l aw , for any reason, in c l u din g cap it al improv eme nt s , w h et h er capitalized o r not, and the cost of any cap it a l improvements made to the Property by Landlord that improve life - safety systems or r e du ce operating expenses and the costs to replace items which Landlord would be obligated to maintain under the Lease (such costs to be amortized over s u c h reaso n ab l e periods as Landlord shall reasonably determine t oge th e r with interest thereon at the rate of ten percent per annum or such hi g he r rate as may have been paid by Landlord on funds borrowed for the purpose of funding such MHDocs 5922 1 87 _3 86 14 . 1 improvements) ; the cost of air conditioning, h ea ting , ventilating, plumbing, elevator maintenance and repair (to include the replacement of components) and other mechanical and electrical systems repair and maintenance ; sign maintenance ; and Common Area (defined below) repair, resurfacing, operation and maintenance ; the reasonable cost for temporary lobby displays and events commensurate with the operation of a similar class building, and the cost of providing security services, if any, deemed appropriate by Landlord . (iii) As used herein, the term "Exterior Common Areas" means that portion of the Property (and other tracts of real property comprising the Centre) which are not located within the Building ( or other building in the Centre) and which are provided and maintained for the common use and benefit of Landlord and tenants of the Building (or the Centre) generally and the employees, invitees and licensees of Landlord and such tenants ; including without limitation, all parking areas (enclosed or otherwise) and all streets, sidewalks, walkways, and landscaped areas . (iv) The following items shall be excluded from Operating Expenses: (A) leasing commissions, attorneys' fees, costs and disbursements and other expenses incurred in connection with leasing, including, but not limited to, free rent, construction allowance(s), space planning expenses, accountants' fees, costs and disbursements and other expenses incurred in connection with proposals, negotiations, or disputes with tenants or other occupants or prospective tenants or other occupants of the Building, renovating or improving vacant space in the Property for tenants or prospective tenants of the Property ; (B) costs (including permit, license and inspection fees) incurred in renovating or otherwise improving or decorating, painting or redecorating space for tenants or vacant space ; (C) Landlord 's costs of any services so ld to tenants for which Landlord is entitled to be reimbursed by s u c h tenants as an additional charge or rental over and above the Base Rent and Operating Expenses payable under the lease with such tenant or other occupant ; (D) any depreciation or amortization of the Property except as expressly permitted herein; MHDocs 5922 1 87 _3 86 14 . 1 (E) costs incurred due to a violation of Law ( defined below) by Landlord relating to the Property; (F) interest on debt or amortization payments on any mortgages or deeds of trust or any other debt for borrowed money; (G) all items and services for which Tenant or other tenants reimburse Landlord outside of Operating Expenses; (H) repairs or other work occasioned by fire, windstorm or other work paid for through insurance or condemnation proceeds (excluding any deductible); (I) legal expenses incurred for (i) negotiating lease terms for prospective tenants, (ii) negotiating termination or extension of leases with existing tenants, (iii) proceedings against any other specific tenant relating solely to the collection of rent or other sums due to Landlord from such tenant, or (iv) the development and/or construction of the Property; (J) repairs directly resulting from any defect in the original design or construction of the Property; (K) costs of services or labor provided to specific tenants in the Building;

(L} MHDocs 5922 1 87 _3 86 14 . 1 costs reimbursed by insurance or condemnation proceeds; and (M) any expenses otherw i se includable within Operating Costs to the extent actually reimbursed by persons other than Tenant (other than payment of other tenants' proportionate share of Operating Costs) . ( e ) Operating Expenses for any ca l endar year during which actual occupancy of the Property is less than ninety - five percent ( 95% ) of the Rentable Area of the Property s h all be appropriately adjusted to reflect ninety - five percent ( 95% ) occ up ancy of the ex i sting Rentable Area of the Property during such period . In determining Operating Expenses, if any services or utilities are separately charged to tenants of the Property or others, Operating Expenses shall be adjusted by Landlord to reflect the amount of expense w hi ch would have been incurred for such serv i ces or utilities on a full time basi s for normal Property operating hours . Operating Expenses for the Tenant' s Base Year for Operating Expenses (as defined in Item 8 of the Basic Lease Provisions ) shall n ot include Operating Expenses attributable to temporary market - wide lab or - rat e in creases and/or utility rate increases due to extraordinary circumsta n ces, includin g, but not limi ted to Force Maje ur e, conservat i on surcharges, bo y cotts, embargoes , or other shortages . In the event (i) the Commencement Date shall be a date other than January 1 , (ii) the date fixed for the expiration of the Lease Term sha ll be a date other than December 3 1 , (i ii ) of any early termination of this Lease, or (iv) of any increase or decrease in the size of the Premises , then in each such event, an appropriate adjust ment in the application of this Paragraph 3 shall, subject to the provisions of this Lease, be made to reflect s u ch event o n a basis determined by Landlord to be co n sistent w ith the principle s underlying the provisions of this Paragraph 3 . In addition, Landlord s hall have the right , from time to time , to equitab l y a ll ocate and prorate some or all of the Operating Expenses among different tenants and/or different buildings of the Centre and/or on a building by - building basis (the "Cost Pools") , adjusting Tenant's Proportionate Share as to eac h of the separately a ll ocated costs based on the ratio of the Rentable Area of the Premises to the Rentable Area of all of the premises to which s uch costs are a ll ocated . (t) The term "Electrica l Costs" sha ll mean the agg r egate cost of electricity to the Building reduced by the cost of any extraord in ary e l ectr i cal use by other tenants of the Building where such costs are charged to such tenants . The calculation of Electrica l Costs is based on Standard Building Capacity (d efined in Section 7 (a)(viii) . Landlord may from time to time deliver to Tenant an invoice for s uch pro rata share of Electrica l Costs and Tenant s hall make payment of s uch amount to Landlord within three (3) days of delivery of the inv o ice . Landlord, from time to time, shall a l so have th e option to make a good faith estimate of Te nant 's pro rata share of the E l ectrical Costs for each upcoming year and, upon thirty (30) days' written notice to Tenant , may require the monthly payment of Base Rent to be adjusted in accordance with s uch estimate . A n y amounts paid based on such an estimate s hall be subject to adjustment as hereafter provided in Paragraph 3 (g) (applied to Electrical Costs) when actual Electr ical Costs are availab le for s uch year . Within a rea so nable period after the end of each ca lend ar year, Landlord s hall furnish Tenant a statement indicating in reasonable detail the Electrical Costs for suc h period and the parties shall , within thirty (30) days ther eafte r , make any payment or a llo wance neces sary to adjust Tenant ' s estimated payments to Tenant's actual share of such e x cess as i ndicated by suc h annua l statement . Any payment due Landlord s hall be payable by Tenant on dema nd from Landlord . Any amount due Tenant sha ll be credited against installments ne xt becoming due under thi s Paragraph 3 (t) or refunded to Tenant, ifrequested by Tenant . ( g ) Prior to the commencement of each calendar year of the Lease Term fo ll owing the Commencement Date , Landlord shall h ave the right to g i ve to Tenant a wr i tten estimate of Tenant's Proportionate Share of excess Operat i ng Ex pen s es, if any, for the Property for the ensuing year . Te n ant shall pay such estimated amount to Landlord in equa l monthly installments, in advance on the first day of each month . Landlord may adjust it s estimate by notice to Tenant at any time during the app li cable calendar year if actua l Operating Expenses are substant i ally different from the est im ate, and thereafter payments by Tenant under this subparagraph 3 (g) adjust accordingly . Within a r easonab l e period after the end of each calendar year, Landlord shall de li ver to Tenant a st atement indicating in reasonable detail the actua l excess Operati n g Expenses for the prior ca lendar year . If the estimated payments made by Tenant during the prior ca l endar year exceed Te nant' s Proportionate Share of actual excess Operating Ex penses for that year, Landlord shall credit the d i fference against the ne xt ensuing installments of estimated payments by Tenant hereunder . If the estimated payments made by Tenant during t h e pr i or ca le ndar year are less th an Tenant's Proportionate Sha r e of actua l excess Operating Expenses fo r that year , Tenant s h all pay, as Additio n a l Rent , the amount of the diff e rence t o Landlord in cash within thirty (30) days after d e livery of any in vo i ce th erefo r by Landlord accompanied by a s tatement of th e actual excess Operat in g Expenses for that year . 9

Tenant's obligation to pay Tenant's pro rata share of the excess Operating Expenses survives the termination or expiration of this Lease.

(h) All capital levies or other taxes assessed or imposed on Landlord upon the rents payable to Landlord under this Lease and any excise, transaction, sales or privilege tax, assessment, levy or charge measured by or based, in whole or in part, upon such rents from the Premises and/or the Property or any portion thereof shall be paid by Tenant to Landlord monthly in estimated installments or upon demand, at the option of Landlord, as additional rent to be allocated to monthly Operating Expenses.

(i) Tenant shall pay ten (10) days before delinquency, all taxes and assessments (i) levied against any personal property, Alterations, tenant improvements or trade fixtures of Tenant in or about the Premises, (ii) based upon this Lease or any document to which Tenant is a party creating or transferring an interest in this Lease or an estate in all or any portion of the Premises, and (iii) levied for any business, professional, or occupational license fees. If any such taxes or assessments are levied against Landlord or Landlord's property or if the assessed value of the Property is increased by the inclusion therein of a value placed upon such personal property or trade fixtures, Tenant shall upon demand reimburse Landlord for the taxes and assessments so levied against Landlord, or such taxes, levies and assessments resulting from such increase in assessed value. To the extent that any such taxes are not separately assessed or billed to Tenant, Tenant shall pay the amount thereof as invoiced to Tenant by Landlord.

(j) Any delay or failure of Landlord in (i) delivering any estimate or statement described in this Paragraph 3, or (ii) computing or billing Tenant's Proportionate Share of excess Operating Expenses or Electrical Costs shall not constitute a waiver of its right to require an increase in Rent, or in any way impair the continuing obligations of Tenant under this Paragraph 3. In the event of any dispute as to any Additional Rent due under this Paragraph 3, Tenant, an officer of Tenant or Tenant's certified public accountant (but (a) in no event shall Tenant hire or employ an accounting firm or any other person to audit Landlord as set forth under this Paragraph who is compensated or paid for such audit on a contingency basis and (b) in the event Tenant hires or employs an independent party to perform such audit, Tenant shall provide Landlord with a copy of the engagement letter) shall have the right after reasonable notice and at reasonable times to inspect Landlord's accounting records at Landlord's office. If, after such inspection, Tenant still disputes such Additional Rent, upon Tenant's written request therefor, a certification as to the proper amount of excess Operating Expenses and Electrical Costs and the amount due to or payable by Tenant shall be made by an independent certified public accountant mutually agreed to by Landlord and Tenant. If Landlord and Tenant cannot mutually agree to an independent certified public accountant, then the parties agree that Landlord shall choose an independent certified public accountant to conduct the certification as to the proper amount of Tenant's Proportionate Share of excess Operating Expenses and Electrical Costs due by Tenant for the period in question; provided, however, such certified public accountant shall not be the accountant who conducted Landlord's initial calculation of excess Operating Expenses and Electrical Costs to which Tenant is now objecting. Such certification shall be final and conclusive as to all parties. If the certification reflects that Tenant has overpaid Tenant's Proportionate Share of excess Operating Expenses and Electrical Costs for the period in question, then Landlord shall credit such excess to Tenant's next payment of excess Operating Expenses or Electrical Costs or, at the request of Tenant, promptly refund such excess to Tenant and conversely, if Tenant has underpaid Tenant's Proportionate Share of excess Operating Expenses or Electrical Costs, Tenant shall promptly pay such additional excess Operating Expenses and Electrical Costs to Landlord. Tenant agrees to pay the cost of such certification and the investigation with respect thereto and no adjustments in Tenant's favor shall be made unless it is determined that Landlord's original statement was in error in Landlord's favor by more than five percent (5%). Tenant waives the right to dispute any matter relating to the calculation of excess Operating Expenses, Electrical Costs, or other Additional Rent under this Paragraph 3 if any claim or dispute is not asserted in writing to Landlord within one hundred eighty (180) days after delivery to Tenant of the original billing statement with respect thereto. Notwithstanding the foregoing, Tenant shall maintain strict confidentiality of all of Landlord's accounting records and shall not disclose the same to any other person or entity except for Tenant's professional advisory representatives (such as Tenant's employees, accountants, advisors, attorneys and consultants) with a need to know such accounting information, who agree to similarly maintain the confidentiality of such financial information.

(k) Even though the Lease Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant's Proportionate Share of excess Operating Expenses and Electrical Costs for the year in which this Lease terminates, Tenant shall immediately pay any increase due over the estimated Operating

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Expenses and Electrical Costs paid, and conversely, any overpayment made by Tenant shall be promptly refunded to Tenant by Landlord . (I) Landlord and Tenant agree that each provision of this Lease for determining charges, amounts, and Additional Rent payments by Tenant is commercially reasonable, and as to each such charge or amo unt , constitutes a "method by which the charge i s to be computed" for purposes of Section 93 . 012 (Assessment of Charges) of the Texas Property Code, as such section now exists or as it may be hereafter amended or succeeded . (m) The Base Rent, Additional Rent, late fees, and other amounts required to be paid by Tenant to Landlord hereunder ( includin g the excess Operating Expenses) are sometimes collectively referred to as, and shall constitute , "Rent" . 4. IMPROVEMENTS AND ALTERATIONS (a) Landlord shall deliver the Premises to Tenant, and Tenant agrees to accept the Premises from Landlord in its existing "AS - IS", "WHERE - IS" and "WITH ALL FAUL TS" condition, and Landlord shall have no obligation to refurbish or otherwise improve the Premises throughout the Lease Term ; provided, however, and notwithstanding the foregoing to the contrary, Landlord's sole construction obligation under this Lease is set forth in the Work Letter attached hereto as fahibit B . (b) Any alterations, additions, or improvements made by or on behalf of Tenant to the Premises ("Alterations" ) shall be subject to Landlord's prior written consent . Landlord's consent shall not be unreasonably withheld with respect to proposed Alterations that (i) comply with all applicable law s , ordinances, rules and regulations ; (ii) are compatible with the Building and its me cha ni ca l , electrical, HVAC and life safety systems ; (iii) will not interfere with the use and occupancy of any other portion of the Building by any other tenant or their invitees ; (iv) do not affect the structural portions of the Building ; and, (v) do not and will not, whether alone or taken together with other improvements, require the construction of any other improvements or alterations within the Building . Notwithstanding the preceding sentence, no consent of Landlord is required in order for Tenant to construct interior, non - structural Alterations that do not affect any Building systems ("Cosmetic Alterations") , provided the cost of such Cosmetic Alterations does not exceed $ 25 , 000 . Tenant shall cause, at it s sole cost and expense , all Alterations to comply with insurance requirements and with Laws and shall construct, at its so l e cost and expense, any alteration or modification required by Laws as a result of any Alterations . All Alterations shall be constructed at Tenant's sole cost and expense, in a first class and good and workmanlike manner by contractors reasonably acceptable to Landlord and only good grades of materials shall be used . A ll plans and specifications for any Alterations shall be s ubmitt ed to Landlord for it s approval . Landlord may m o nitor construction of the Alterations and Tenant s h a ll reimburse Landlord for any costs incurred by Landlord in monitoring such construction . Landlord ' s right to review plans and specifications and to monitor construction s h all be so l ely for its own benefit, and Landlord shall have no duty to see that such plans and specifications or construction comply with applicable laws, codes, rules and regulations . Without limiting the other grounds upon which Landlord may refuse to approve any contractor or subcontractor, Landlord may take into account the desirability of maintaining harmonious labor relations at the Centre . Landlord may also require that all life safety related work and all mechanical, electri ca l , plumbing and roof related work be performed by contractors designated by Landlord . Landlord shall have the right, in it s sole discretion, to instruct Tenant to remove those improvements or Alterations from the Premises which (i) were not approved in advance by Land l o rd , (ii) were not built in conformance with the plans and specifications approved by Landlord, or (iii) if requested by Tenant, Landlord specified during its review of plans and specifications for Alterations would need to be removed by Tenant upon the expiration of this Lease . Except as set forth in the preceding sentence, Tenant shall n o t be obligated to remove such Alterations at the expiration of this Lease . Landlord shall not unreasonably or delay its designation of what improvements or Alterations Landlord may require Tenant to remove at the expiration of the Lease . If upon the termination of this Lease Landlord requires Tenant to remove any or all of s u c h Alterations from the Premises, then Tenant, at Tenant's sole cost and expense, s h a ll promptly remove such Alterations and improvements and Tenant shall repair and restore the Premises to its original condition as of the Commencement Date , reasonable wear and tear excepted . Any Alterations remaining in the Premises following the expiration of the Lease Term or following the surrender of the Premises from Tenant to Landlord shall become the property of Landlord unless Landlord notifies Tenant o therwise . Tenant shall provide Landlord with the identities and mailing addresses of a ll persons performing work or supplying materials, prior to beginning such construction, and Landlord may post on and about the Premises notices of non - 11 MHDocs 5922187_3 8614 . 1 responsibility pursuant to applicable law. Tenant shall assure payment for the completion of all work free and clear of liens and shall provide certificates of insurance for worker's compensation and other coverage in amounts and from an insurance company reasonably satisfactory to Landlord protecting Landlord against liability for bodily injury or property damage during construction. Upon completion of any Alterations and upon Landlord's reasonable request, Tenant shall deliver to Landlord sworn statements setting forth the names of all contractors and subcontractors who did work on the Alterations and final lien waivers from all such contractors and subcontractors. Additionally, upon completion of any Alteration, Tenant shall provide Landlord, at Tenant's expense, with a complete set of plans in reproducible form and specifications reflecting the actual conditions of the Alterations, together with a copy of such plans on diskette in the AutoCAD format or such other format as may then be in common use for computer assisted design purposes. Tenant shall pay to Landlord, as additional rent, the reasonable costs of Landlord's engineers and other consultants (but not Landlord's on-site management personnel) for review of all plans, specifications and working drawings for the Alterations and for the incorporation of such Alterations in the Landlord's master Building drawings, within ten (10) business days after Tenant's receipt of invoices either from Landlord or such consultants together with (in any event) an administrative charge of ten percent (10%) of the actual costs of such work.

(c) Tenant shall keep the Premises, the Building and the Property free from any and all liens arising out of any Alterations, work performed, materials furnished, or obligations incurred by or for Tenant. In the event that Tenant shall not, within ten (10) days following the imposition of any such lien, cause the same to be released of record by payment or posting of a bond in a form and issued by a surety acceptable to Landlord, Landlord shall have the right, but not the obligation, to cause such lien to be released by such means as it shall deem proper (including payment of or defense against the claim giving rise to such lien); in such case, Tenant shall reimburse Landlord for all amounts so paid by Landlord in connection therewith, together with all of Landlord's costs and expenses, with interest thereon at the Default Rate (defined below) and Tenant shall indemnify and defend each and all of the Landlord Indemnitees (defined below) against any damages, losses or costs arising out of any such claim. Tenant's indemnification of Landlord contained in this Paragraph shall survive the expiration or earlier termination of this Lease. Such rights of Landlord shall be in addition to all other remedies provided herein or by law.

(d) NOTICE IS HEREBY GIVEN THAT LANDLORD SHALL NOT BE LIABLE FOR ANY LABOR, SERVICES OR MATERIALS FURNISHED OR TO BE FURNISHED TO TENANT, OR TO ANYONE HOLDING THE PREMISES THROUGH OR UNDER TENANT, AND THAT NO MECHANICS' OR OTHER LIENS FOR ANY SUCH LABOR, SERVICES OR MATERIALS SHALL ATTACH TO OR AFFECT THE INTEREST OF LANDLORD IN THE PREMISES, THE BUILDING OR THE PROPERTY EXCEPT FOR THOSE ADDITIONAL SERVICES TO BE PROVIDED BY LANDLORD AT LANDLORD'S COST AS DESCRIBED IN EXHIBIT B.

5. **REPAIRS**

(a) Landlord's obligation with respect to repair as part of Basic Services shall be limited to (i) the structural portions of the Building, (ii) the exterior walls of the Building, including, without limitation, glass and glazing, (iii) the roof, (iv) mechanical, including, but not limited to HVAC, electrical, plumbing and life safety systems [except for any lavatory, shower, toilet, wash basin and kitchen facilities that serve Tenant exclusively and any supplemental heating and air conditioning systems (including all plumbing connected to said facilities or systems)], and (v) Common Areas. Landlord shall not be deemed to have breached any obligation with respect to the condition of any part of the Property unless Tenant has given to Landlord written notice of any required repair and Landlord has not made such repair within a reasonable time following the receipt by Landlord of such notice. The foregoing notwithstanding: (i) Landlord shall not be required to repair damage to any of the foregoing to the extent caused by the acts or omissions of Tenant or it agents, employees or contractors, except to the extent covered by insurance carried by Landlord; and (ii) the obligations of Landlord pertaining to damage or destruction by casualty shall be governed by the provisions of Paragraph 9. Landlord shall have the right but not the obligation to undertake work of repair that Tenant is required to perform under this Lease and that Tenant fails or refuses to perform in a timely and efficient manner. All costs incurred by Landlord in performing any such repair for the account of Tenant shall be repaid by Tenant to Landlord upon demand, together with an administration fee equal to fifteen percent (15%) of such costs. Except as expressly provided in Paragraph 9 of this Lease, there shall be no abatement of Rent and no liability of Landlord by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations or improvements in or to any portion of the Premises, the

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Building or the Centre . Tenant waives the right to make repairs at Landlord's expense under any law , statute or ordinance now or hereafter in effect . (b) Tenant, at its expense, (i) sha ll keep the Premises and all fixtures contained therein in a safe, c lean and neat condition, and ( ii) s hall bear the cost of maintenance and repair , by contractors selected by Landlord , of all facilities which are not expre ss ly required to be maintained or repaired by Landlord and which are located in the Premises, including , without limitation , lavatory , shower, toilet, wash basin and kitchen facilities , and s upplemental heating and air conditioning syst em s (incl uding all plumbing connected to sa id facilities or systems installed by or on behalf of Tenant or existing in the Premises at the time of Landlord ' s delivery of the Premises to Tenant) . Tenant shall make all repairs to the Premises not required to be made by Landlord under s ubparagraph (a) above with replacements of any materials to be made by use of materials of equal o r better quality . Tenant sha ll do all decorating, remodeling , alteration and painting required by Tenant during the Lease Term . Tenant shall pay for the cost of any repairs to the Premi ses, the Building or the Ce ntre made necessary by any negligence or willful mi sconduct of Tenant or a ny of its assignees, s ubtenants, employees or their re spect ive agents, representatives, contractors, or other persons permitted in or invited to the Premises or the Centre by Tenant . I f Tenant fails to make suc h repairs or replacements within fifteen (15) days after written noti ce from Landlord, Landlord may at it s o pti o n make such r e pair s or replacements , and Tenant s hall upon demand pay Landlord for the cost thereof, together with an administration fee equal to fifteen percent ( 15% ) of s uch costs . (c) Upon the expiration or ea r l i er termination of thi s Lease, Tenant sha ll s urrend er the Premises in a safe, clean and neat condition, n or mal wear and tear excepted . Except as o th erw i se set forth in Paragraph 4 (b) of this Lease , Tenant s hall remove from the Pre mis es all trade fixtures, furnishings and other personal property of Tenant and all computer and phone cab ling and wiring installed by or on behalf of Tenant, shall repair all damage caused by s uch removal, and sha ll restore the Premises to its origina l cond ition , reasonable wear and tear excepted . In add ition to all ot her ri ghts Landlord may have , in the event Tenant does not so remove any s uch fixtures , furni s hin gs or pers ona l property, Tenant shall be deemed to h ave abandoned the sa me , in wh ich case Landlord may sto re or dispose of the same at Tenant 's expe nse, appropriate the same for itsel f, and/or sell the same in its discretion . 6. USE OF PREMISES (a) Tenant sha ll use the Premises only for ge neral office uses and sha ll not use the Premises o r permit the Premises to be used for any other purpose . Landlord s h a ll have the right to deny its consent to any cha n ge in the permitted u se of the Premises in its sole and absolute discretion . (b) Ten an t s hall not at any time use or occupy the Premises , or permit any act or omission in or about the Premises in violation of any law , s tatute , ordinance or any gove rnm en tal rule , regulation o r o rder (collectively, "Law" or "Laws") and Tenant shall , upon written notice from Landlord , discontinue any use of the Premises which is declared by any governmental authority to be a violat ion of Law . If any L aw shall, by reason of the nature of Tenant's u se or occupancy of the Premises, impose any duty upon Tenant o r Landlord w ith respect to (i) modification o r other maintenance of the Premises , the Building or the Ce ntre , o r ( ii ) the use , Alteration or occupancy thereof , Tena nt shall comply with suc h Law at Tenant' s so le cost and expense . This L ease s hall be subject to and Tenant s hall comply with all financing documents e n cumber in g the Building or the Ce n tre and all covenants, conditions and restrictions affecting the Premises , the Building or the Ce ntre , including , but not li m ited to, Tenant's exec ution of any s ubordination agreements requested by a mortgagee (which for purposes of th i s Lease in c lude s a ny lender o r gra ntee under a deed of trust) of the Premises, the Building or the Property . Landlord repre se nt s to Tenant that , to the current actual knowledge of Landlord , without ind ependent investigation o r inquiry , as of the date of this Lease , Landlord has received no written notice from any applicable governmenta l authority that the Building is not in material compliance with the Amer i ca n s With Disabilities Ac t of 1 990 (as ame nd ed) and the Texas Architectural Barriers Act (as amended) [Tex . Rev . Civ . Stat . Ann . Art . 9102 ] . (c) Tenant s hall not at any time use or occupy the Premises in vio lation of the certi fi cates of occupancy issued fo r or r estrictive covenants pertaining to the Building or the Premises , and in the event that any architectural control comm itt ee or department of the state or the c ity or cou nty in whic h the Cent re i s located s h all at any time contend o r declare that t h e Premises are u sed or occup ied in vio l ation of such certificate or certificates of occupancy or re s trictive covenants, Tenant s hall , upon five (5) days' notice from Landlord or any such 13 MHDocs 5922187_3 8614 . 1 governmental agency, immediately discontinue such use of the Premises (and otherwise remedy such violation) . The failure by Tenant to discontinue s uch use shall be considered a default under this Lease and Landlord shall have the right to exercise any and all rights and remedies provided herein or by Law . Any statement in this Lease of the nature of the business to be conducted by Tenant in the Premises shall not be deemed or construed to constitute a representation or guaranty by Landlord that such business is or will continue to be lawful or permissib le under any certificate of occupancy issued for the Building or the Premises , or otherwise permitted by Law . (d) Tenant shall not do or permit to be done anything which may invalidate or increase the cost of any fire, All Risk, Causes of Loss Special Form or other insurance policy covering the Building, the Property and/or property located therein and shall comply with all rules, orders, regulations and requirements of the appropriate fire codes and ordinances or any other organization performing a similar function . In addition to all other remedies of Landlord, Landlord may require Tenant, promptly upon demand, to reimburse Landlord for the full amount of any additional premiums charged for such policy or policies by reason of Tenant's failure to comply with the provisions of this Paragraph 6 . (e) Tenant shall not in any way interfere with the rights or quiet enjoyment of other tenants or occupants of the Premises, the Building or the Centre . Tenant shall not use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose , nor shall Tenant cause, maintain , or permit any nui sanc e in, on or about the Premises , the Building or the Centre . Tenant shall not place weight upon any portion of the Premises exceeding the structural floor load ( per square foot of area) which such area was designated (and is permitted by Law) to carry or otherwise use any Building system in excess of its capacity or in any other manner which may damage such system or the Building . Tenant shall not create within the Premises a working environment with a density of greater than the lesser of (i) five (5) persons per 1 , 000 square feet of Rentable Area, or (ii) the maximum density permitted by Law . Business machines and mechanical equipment s hall be placed and maintained by Tenant, at Tenant's expense, in locations and in settings sufficient in Landlord's reasonable judgment to absorb and prevent vibration, noi se and annoyance . Tenant shall not commit or suffer to be committed any waste in , on, upon or about the Premises, the Building , the Property or the Centre . (f) Tenant shall take all reasonable steps necessary to adequately secu re the Premises from unlawful intrusion, theft , fire and other hazards , and s h a ll keep and maintain any and all security devices in or on the Premises in good working order, including, but not limited to, exterior door locks for the Premises and smoke detector s and burglar alarms located within the Premises and s hall cooperate with Landlord and other tenants in the Building and the Centre with respect to access control and other safety matters . (g) As u sed herein , the term "Hazardous Material" means any (a) o il o r any other petroleum - ba se d s ubstance , flammable substances, explosives, radioactive materials , hazardous wastes or s ubstan ces, toxic wastes or s ubstance s or any other wastes, materials or pollutants which ( i ) pose a h azard to the Property or the C entre or to persons on or about the Property or the Centre or ( ii ) cau se the Property or the Centre to be in violation o f any Laws ; ( b) asbestos in any form, urea formaldehyde foam in s ulation , transformers or other equipment that contain dielectric fluid containing levels of p o lychlorinated biphenyls , or radon gas ; (c) chemical, material or s ub s tance defined as or included in th e definition of "haz ardou s s ubstances" , " h azardous wastes", "hazardous materials", "ex tremely hazardous waste", " restricted hazardous waste", or "toxic substances" o r words of similar import under any applicable local, s tate or federal law or under the regulations adopted or publications promulgated pursuant th e reto , including , but not limited to, the Comprehensive Environmental Re spo nse, Compensation and Liabili ty Act of 1980 , as amended, 42 U . S . C . † 960 1 , et se q . ; the Hazardous Materials Tra nsportation Ac t , as amended, 49 U . S . C . † 1801 , et seq .; the Federal Water Pollution Control Act, as amended, 33 U . S . C . † 1251 , et seq .; the Resource Conservation and Recovery Act, as amended, 42 U . S . C . † 690 I , et seq .; the Safe Drinking Water Act, as amended, 42 U . S . C . † 300 , et seq .; the Toxic Substances Control Act, as amended, 15 U . S . C . † 2601 , et se q . ; the Federal Hazardous Substances Control Act, as amended, 15 U . S . C . † 1261 , et se q .; and the Occupational Safety and Health Act, as amended , 29 U . S . C . † 65 1 , et seq .; ( d) other chemical, material or substance, exposure to which is prohibited, limited or regulated by any go vernmental authority or may or could pose a hazard to the health and safety of the occupants of the Property or the Centre or the owners and/or occupants of property adjacent t o or surroun ding the Centre , o r any o ther Person coming upon the Centre or adjacent property ; and (e) other chemicals, materials o r s ub sta n ces which may or could pose a hazard to the environment . The term " P erm itt e d Ha za rdous Materials" sha ll mean Hazardous Materials which are contained in ordinary office supplies of a type a nd in quantitie s typically used in the ord in ary co urse of business within e xecu tive offices of s imil ar size in the comparable office buildings, but on ly if and to the 14 MHDocs 5922187_3 8614 . 1

extent that such supplies are transported, stored and used in full compliance with all applicable laws, ordinances, orders, rules and regulations and otherwise in a safe and prudent manner. Hazardous Materials which are contained in ordinary office supplies but which are transported, stored and used in a manner which is not in full compliance with all applicable laws, ordinances, orders, rules and regulations or which is not in any respect safe and prudent shall not be deemed to be "Permitted Hazardous Materials" for the purposes of this Lease. To Landlord's current actual knowledge, without independent investigation or inquiry, Landlord has received no written notice from any governmental authority that the Centre or the Premises contains friable asbestos or PCBs. If friable asbestos or PCBs are discovered in the Premises Landlord will remove such asbestos and/or PCBs and remediate in accordance with applicable Laws at Landlord's expense and not as an Operating Expense. Landlord will furnish at Landlord's expense any asbestos survey or other environmental investigation or report necessary in connection with the issuance of any permit required for the Tenant Improvements.

(h) Tenant, its assignees, subtenants, and their respective agents, servants, employees, representatives and contractors (collectively referred to herein as "Tenant Affiliates") shall not cause or permit any Hazardous Material to be brought upon, kept or used in or about the Premises by Tenant or by Tenant Affiliates without the prior written consent of Landlord (which may be granted, conditioned or withheld in the sole discretion of Landlord), save and except only for Permitted Hazardous Materials, which Tenant or Tenant Affiliates may bring, store and use in reasonable quantities for their intended use in the Premises, but only in full compliance with all applicable laws, ordinances, orders, rules and regulations. On or before the expiration or earlier termination of this Lease, Tenant shall remove from the Premises all Hazardous Materials (including, without limitation, Permitted Hazardous Materials), regardless of whether such Hazardous Materials are present in concentrations which require removal under applicable laws, except to the extent that such Hazardous Materials were present in the Premises as of the Commencement Date and were not brought onto the Premises by Tenant or Tenant Affiliates.

(i) Tenant agrees to indemnify, defend and hold Landlord and its Affiliates (defined below) harmless for, from and against any and all claims, actions, administrative proceedings (including informal proceedings), judgments, damages, punitive damages, penalties, fines, costs, liabilities, interest or losses, including reasonable attorneys' fees and expenses, court costs, consultant fees, and expert fees, together with all other costs and expenses of any kind or nature that arise during or after the Lease Term directly or indirectly from or in connection with the presence, suspected presence, or release of any Hazardous Material in or into the air, soil, surface water or groundwater at, on, about, under or within the Premises, or any portion thereof caused by Tenant or Tenant Affiliates.

(j) In the event any investigation or monitoring of site conditions or any clean-up, containment, restoration, removal or other remedial work (collectively, the "Remedial Work") is required under any applicable federal, state or local Law, by any judicial order, or by any governmental entity as the result of operations or activities upon, or any use or occupancy of any portion of the Premises by Tenant or Tenant Affiliates, Landlord shall perform or cause to be performed the Remedial Work in compliance with such Law or order at Tenant's sole cost and expense. All Remedial Work shall be performed by one or more contractors, selected and approved by Landlord, and under the supervision of a consulting engineer, selected by Tenant and approved in advance in writing by Landlord. All costs and expenses of such Remedial Work shall be paid by Tenant, including, without limitation, the charges of such contractor(s), the consulting engineer, and Landlord's reasonable attorneys' fees and costs incurred in connection with monitoring or review of such Remedial Work.

(k) Each of the covenants and agreements of Tenant set forth in this Paragraph 6(g) shall survive the expiration or earlier termination of this Lease.

7. UTILITIES AND SERVICES

(a) Landlord shall furnish, or cause to be furnished to the Premises, the utilities and services described in this Paragraph 7(a) (collectively the "Basic Services"):

(i) Tepid water at those points of supply provided for general use of other tenants in the Building;

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(ii) During Business Hours Monday through Friday, and Saturday during Business Hours upon 24 hours written request to Landlord, central heat and air conditioning in season, at such temperatures and in s uch amounts as are considered by Landlord to be standard or as may be permitted or co ntrolled by applicable laws, ordinances, rules and regulations ; (iii) Routine maintenance , repairs, s tructural and exterior maintenan ce ( including, without limitation , exter ior glass and glazing), painting and electric lighting se rvice for all Com mon Areas of the Building in the manner and to the extent deemed by Landlord to be s tandard , s ubject to the limitation contained in Paragraph 5 (a) above ; (iv) Janitorial service on a five (5) day week basis, excluding Holiday s; (v) Electrical Services as follows: (A) Landlord will provide the ne cessary facilities to sup ply ( i ) two (2) watts per square foot of usable area within the Premi ses, at 277 volts, for Tenant's fluorescent lighting and ( ii ) two (2) watts per square foot of usable area within the Premises, at 120 volts, for Tenant's receptacle/equipment l oa ds (excluding Tenant's dedicated circuits) . Collectively, Tenant's lighting and receptacle/equipment shall not have an electrical design l oa d greater than an average of four (4) watts per square foot of usable area within the Premises ("S tandard Building Capac ity") . (8) The electrical facilities in the Building available for Tenant's u se are ( i) 277 / 480 volts, 3 phase, for large equipment loads and fluorescent lighting ; and (ii) 1 20 / 208 volts, 3 phase , for small equipment load s and incandescent lighting . Tenant s hall notify Landlord, in writing, of any equipment that has a rated e lectrical load greater than 500 watts and/or that requires a service voltage other than 1 20 volts, and Landlord's written approval s hall be required with respect to the in sta llation o f any s u c h high electrical consumption equipment in the Premises . (vi) All Building standard fluorescent bulb replacement for Building standard fixtures in the Premises and fluorescent and incandescent bulb replacement in the Common Areas. (vii) Public elevator service and a freight elevator serving the floors on w hi c h the Premises are situated, during h o urs designated by Landlord and s ubject to payment of Landlord's standard charges . (b) Landlord shall provide to Tenant at Tenant's so le cos t and expense (and subject to the limitations hereinafter set forth) the following ex tra services ( collectively the "Extra Services"): (i) Such extra cleaning and janitorial s ervice s requested by Tenant, and agreed to by Landlord, for spec i a l improvements o r A lteration s; (ii) Subject to Paragraph 7 (d) bel ow, additional air conditioning and ve ntilat ing capacity required by reason of any electrical, data processing or other equ ipment or facilities or services required to suppo rt the same, in excess of that typically provided by the Building ; (iii) Maintaining and replacing l amps, bulbs, a nd ballasts in the Premises other than as listed in subparagra ph (a) above; (iv) Heating, ventilation , air conditioning or extra electrical service provided by Landlord to Tenant ( i ) during hours other than Business Hours, (i i ) o n Sat urday s (afte r Business Hours), Sundays, or Holidays, said h ea ting , ve ntilation and air conditioning or extra serv i ce to be furnished sole l y upon the prior written request of Tenant given with such advance n otice as Landlord may reasonably r equ ir e ; Tenant shall pay to Landlord Landlord's s tandard charge for overtime HY AC o n an h our l y basis ; and (v) Any Basic Service in amounts determined by Landlord to exceed the amounts requir ed to be provided above, but only if Landlord elects to provide such additional or excess service. Tenant shall 16 Ml - IDocs 5922187 _ 3 861 4 . I pay Landlord the cost of providing such additional services (o r an amount equal to Landlord's reasonable estimate of such cost, if the actual cost is not readily ascertainable) together with an administration fee equal to fifteen percent ( 15% ) of such cost, within ten ( I 0 ) days following presentation of an invoice therefore by Landlord to Tenant . The cost chargeable to Tenant for al l extra services shall constitute Additional Rent . (c) Tenant agrees to cooperate fully at all times with Landlord and to comply with all regulations and requirements which Landlord may from time to time pre scr ibe for the use of the utilities and Ba s ic Services described herein . Landlord shall not be liable to Tenant for the failure of any other tenant, or its assignees, subtenants, employees, or their respective invitees , licensees, agents or other representatives to comply with such regulations and requirements . The term " Business Hours" s hall be deemed to be Monday through Friday from 8 : 00 A . M . to 6 : 00 P . M . and Saturday from 8 : 00 A . M . to 1 : 00 P . M . , excepting Holidays . The term " Holidays" shall be deemed to mean and include Ne w Year's Day , Memorial Day , Independence Day, Labor Day , Thanksgiving Day and Christmas Day . • (d) If Tenant require s utilitie s in excess of Standard Building Capacity or services in quantities greater than or at times other than that generally furnished by Landlord as set forth above, Tenant shall pay to Landlord, upon receipt of a written statement therefor , Landlord 's charge for s uch use . In the event that Tenant shall require additional electric current, water or gas for use in the Premises and if, in Landlord's judgment , such excess requirements cannot be furnished unless additional riser s, conduits, feeders, switchboards and/or appurtenances are installed in the Building , subject to the conditions stated below, Landlord shall proceed to install the same at the so le cost of Tenant, payable upon demand in advance . The installation of such facilities shall be co nditioned upon Landlord's consent, and a determination that the installation and u se thereof (i) shall be permitted by applicable Law and insurance regulations , (ii) shall not cause permanent damage or injury to the Building or adversely affect the value of the Building or the Property , and ( iii) shall not cause or create a dangerous or hazardous condition o r interfere with or disturb other tenants in the Building . Subject to the foregoing, Landlord shall, upon reasonable prior notice by Tenant , furni s h to the Premises additional heating, air conditioning and/or cleaning serv ice s upon such reasonable terms and conditions as shall be determined by Landlord, including payment of Landlord's charge therefor . In the case of any additional utilities or services to be provided hereunder , Landlord may require a sepa rate meter to be in s talled so as to measure the amount of such additional utilities or services . The cost of installation, maintenance and repair thereof shall be paid by Tenant upon demand . Notwithstanding the foregoing, Landlord shall have the right to contract with any utility provider it deems appropriate to provide utilities to the Centre . (e) Landlord shall not be liable for, and Tenant shall not be entitled to, any damages, abatement or · reduction of Rent, or other liability by reason of any failure to furnish any services or utilities de sc ribed herein for any reason when such failure is occas i one d in whole or in part by repairs, improvements or mechanical breakdowns or by the act or default of Tenant or other parties or by an event of Force Majeure or any ot her cause beyond Landl o rd 's control. Landlord s hall be entitled to cooperate with the energy conservation efforts of governmental agencies or utility s upplier s. No s uch failure, sto ppage or interruption of any such utility or serv ice shall be construed as an ev iction of Tenant, nor shall the same relieve Tenant from any obligation to perform any covenant or agreement under this Lea se. In the event of any failure, stoppage or interruption thereof , Landlord shall use reasonable effo rts to attempt to restore all services promptly. No r e presentation is made by Landlord with respect to the adequacy or fitness of the Building's ventilating, air conditioning o r ot her syste ms to maintain temperature s as may be required for the operation of any computer, data processing or other special equipment of Tenant. (f) Landlord reserves the right from time to time to make reasonable and nondi scrim inatory modifi ca tion s to the above standards for Basic Services and E xt ra Services. 8. NON - LIABILITY AND INDEMNIFICATION OF LANDLORD; INSURANCE (a) Landlord sha ll not be liable for any injury, loss or damage s uffered by Tenant or to any person or property occurring o r incurred in or about the Premi ses, the Property or the Centre from any cause, EVEN IF SUCH LIABILITI E S ARE CAUSED SOLELY OR IN PART BY THE NEGLIGENCE OF ANY LA N DLORD IND EMN IT EE (DEFINE D BELOW ), BUT NOT TO THE EXTENT SUCH LIABILITIES ARE CAUSED BY THE GROSS NEGLIGENCE OR WJLLFUL MISCONDUCT OF ANY SUCH LANDLORD I NDEMN ITE E (DEFINED BELOW). Without limiting th e foregoing, neither Landlord nor a ny of it s partners, officers, tru s tee s, 17 MHDocs 5922 I 87 _3 86 I 4.1 affiliates, directors, employees, co ntra cto rs , agents or repr ese ntativ es (collectively, "A ffiliates") sha ll be liable for and there s hall be no abatement of Rent ( except in the event of a casualty loss or a condemnation as set forth in Paragraph 9 and Paragraph IO of this Lease ) for ( i ) any damage to Tenant's property stored with or entrusted to Affiliates of Landlord , or (ii) loss of or damage to any property by theft or any o ther wrongful or illegal act, or ( iii ) business interruption or l oss of use of the Premi ses, or ( iv ) any injury or damage to persons or property resulting from fire, explosion, falling plaster, s t eam, gas, electricity, water or rain which may leak from any part of the Building or the Property o r from the pipes , appliances, appurtenances or plumbing works therein or from the roof , street or su b - su rface or from any ot her place or resulting from dampness or any other cause whatsoever or from the acts or omissions of other tenants , occ upant s or ot her visitors to the Building or the Property or from any other cause whatsoever, or (v) any diminution or shutting off of l i g ht , air or view by any structure which may be erected on land s adjacent to the Building, whether within or outside o f the Property, or (v i ) any latent or othe r defect in the Premises , t he Building o r the Property . Tenant shall give prompt notice to Landlord in the event of ( i ) the occurrence of a fire or accident in the Premises or in the Building, or ( ii ) the discovery of a defect therein or in the fixtures or equipment thereof . This Paragraph 8 (a) shall survive the exp iration or earlier termination of thi s Lease . (b) Tenant hereby ag ree s to indemnify, protect , defend and hold harmless Landlord and its designated property mana geme nt company , and their re spect iv e partner s, members, affiliates and s ub s idiarie s, and a ll of their respective office rs , trustees, directors, share holder s, employees, se rvants , partners, representatives, insurers and agents (co llectivel y, "Landlord lndemnitee s") for , from and against all liabilities, claims, fines, penalties , costs, damages or injuri es to persons, damages to property , l osses, li e n s, causes o f action, su its , judgments and expenses (includ ing court costs, attorneys' fees, expert witness fees and costs of investigation) , of a n y nature, kind o r description of any person or entity, directly or indirectly arising o ut of, caused by , or resulting from (in whole or part) (1) Tenant's construction of, or use , occupancy or enjoyment of, the Premises, (2) any activity, wo rk o r ot h er things done , permitted or suffered by Tenant and it s agents a nd employees in o r about the Premises, (3) any breach or default in the performance of any of Tenant's obligat i ons under this Lea se, (4) any act, omission, negligence or willful misconduct o f Tenant or any of its agents , contractors, employees, business invitees or licensees ( the "Tenant Parties ") , or (5) any damage to Tenant's property, or th e property of Te nant' s agents, employees, contractors, business invitee s o r licensee s, located in or about t h e Premises (co ll ect iv e ly , " Liabilities " ) ; EVEN IF SUCH LIABILITIES ARE CAUSED SOLELY OR IN PART BY THE NEGLIGENCE OF ANY LANDLORD INDEMNITEE , BUT NOT TO THE EXTENT SUCH LIABILITIES ARE CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY SUCH LANDLORD INDEMNITEE . This Paragraph 8 (b) sha ll surv iv e the expiration or earlier terminat ion of this Lease . (c) Tenant sha ll promptly advise Land l ord in writi n g of any action, administrative or le ga l proceeding or investigation as to which this indemnification may apply, and Te nant , at Tenant's expense , sha ll assu m e o n behalf of each and every Landlord lndemnit ee and conduct w ith due diligence and in good faith the defense thereof wit h co un se l r easonably satisfactory to Landlord ; provided , however, that any Landlord Indemnitee sha ll ha ve the right, a t it s option, to be repre sented therei n by advisory counse l of its own se l ection and at it s own expense . In the event of failure by Te nant to fully perform in accordance with this Paragraph, Landl ord, at its option, and without relieving Tenant of it s obligat i ons h ereunder, may so perform, but a ll costs and expenses so incurred by Landlord in that event s hall be reimbursed by Tenant to Landlord, together with inter est on the same from the date any such expense was paid by Landlord until reimbursed by Tena nt , at the rate of intere st provided to be paid on judgments , by the l aw of the jurisdiction to which the interpr etation of thi s Lease is s ubj ect . The indemnifi catio n provided in Paragraph 8 (b) sha ll not be limited to dama ges, compensation or benefits payable under i n s urance policies , workers' compensation acts, disability benefit acts or other emp l oyees' benefit acts . (d) In surance . (i) Tenant at a ll times d urin g the Lease Ter m sha ll , at it s own expense, keep in full force and effect (A) com m erc i a l ge n eral liability insurance written on the m ost current for m of ISO CG 00 0 I (occu rr ence ba s i s) or it s equ i valent, h avi n g a minimum each occurrence limit of $ 1 , 000 , 000 , a minimum genera l aggregate limit of $ 2 , 000 , 000 , and s hall include provision for contractua l liability coverage in s urin g Tenant for the performance of its indemnity obl i gat i o n s set forth in this Paragraph 8 and in Paragraph 6 (g)(ii) of th i s Lea se, with an Excess Limits (Umbrella) Policy in the amount of $ 5 , 000 , 00 0 , (8) worker's compensation insurance to the s tatutory limit , if any, and employe r 's li abi lity insurance in amounts not l ess than $ 500 , 000 bodily injury per accident/ $ 500 , 000 di seas e each emp lo yee/ $ 500 , 000 18 MHDocs 5922187 _ 3 8614.1 disease policy limit , (C) All Risk or Causes of Loss - Special Form property insurance, including fire and extended coverage, sprinkler leakage ( includin g earthquake, sprinkler leakage), vandalism, m al i c i o u s mischief, wind and/or hurricane coverage, and earthquake and flood coverage, covering full replacement value of all of Tenant's personal property, trade fixtures and improvements in the Premises, (D) business automobile liability insurance written on an occurrence basis, including coverage for owned, non - owned, and hired autos, such policy having a minimum limit of $ 1 , 000 , 000 per accident, and (E) such additional insurance coverages or other policy limits as Landlord reasonably requires . Landlord, its designated property management firm and all Landlord lndemnitees shall be named additional insureds on each of said policies (excluding the worker's compensation policy) and said policies shall be i ss ued by an insurance company or companies authorized to do business in the State and which have policyholder ratings not lower than "A - " and financial ratings not lower than " I X" in Best's In su rance Guide (latest edition in effect as of the date of thi s Lease and subsequently in effect as of the date of renewal of the required policies) . EACH OF SAID POLICIES SHALL ALSO INCLUDE A WAIVER OF SUBROGATION PROVISION OR ENDORSEMENT IN FAVOR OF LANDLORD, AND AN ENDORSEMENT PROVIDING THAT LANDLORD SHALL RECEIVE THIRTY (30) DAYS PRIOR WRITTEN NOTICE OF ANY CANCELLATION OF, NON - RENEWAL OF, REDUCTION OF COVERAGE OR MATERJAL CHANGE I N COVERAGE ON SAID POLI C IES . In addition, all policies of Tenant shall be endorsed to be primary, with t he policies of all Landlord Indemnitees being excess, secondary and non - contributing . Tenant h e reby waives its right of recovery against any Landlord Indemnitee of any amounts paid by Tenant or on Tenant's behalf to satisfy applicable worker's compensation laws . The policies or duly executed certificates showing the material terms for the same, together with satisfactory ev iden ce of the payment of the p rem ium s therefor, shall be deposited with Landlord on th e date Tenant first occupies the Premises and upon renewals of such policies not less than fifteen (15) days prior to the expiration of the term of suc h coverage . If certificates are supplied rather than the policies themselves, Tenant shall allow Land l ord , at all reasonable times, to inspect the policies of insurance required herein . (ii) It i s expressly understood and agreed that the coverages required represent Landlord's minimum requirements and s u c h are not to be construed to void or limit Tenant's obligations contained in this Lease, including without limitation Tenant's indemnity obligations hereunder . Neither shall (A) the insolvency, bankruptcy or failure of any insurance company carrying Tenant, (8) the failure of any insurance company to pay claims occurring nor (C) any exclusion from or insufficiency of coverage be held to affect, negate o r waive any of Tenant's indemnity obligations under this Paragraph 8 and Paragraph 6 (g)(ii) or any other provision of this Lease . With respect to insurance coverages, except worker's compensation, maintained h e reunder by Tenant and insurance coverages separately obtained by Landlord, all insurance coverages afforded by policies of insurance maintained by Tenant shall be primary in s uranc e as such coverages apply to Landlord, and such insurance coverages se p arate l y maintained by Landlord s h a ll be excess, and Tenant shall have its insurance policies so endorsed . The amount of liability in s u rance under in s uran ce policies maintained by Tenant s h all not be reduced by the existence of insurance coverage under policies se parat e l y maintained by Landlord . Tenant s h all be solely responsible for any premiums, assessments, penalties, deductible assumptions, retentions, audits, retrospective adjustments or any other kind of payment due under it s policies . Tenant shall increase the amounts of insurance or the insurance coverages as Landlord may reasonably request from time to time . (iii) Tenant's occupancy of the Premises without delivering the certificates of insurance shall not constitute a waiver of Tenant's obligations to provide the required coverages . If Tenant provides to Landlord a certificate that does n o t evidence the coverages required herein, or that i s faulty in any respect, such s h a ll not constitute a waiver of Tenant's obligations to provide the proper insurance . (iv) Throughout the Lease Term, Landlord agrees to maintain (i) fire and extended coverage insurance, and, at L and l ord's option, earthquake damage coverage, terrorism coverage, w in d and hurricane coverage, and s u c h additional property insurance coverage as La ndl o rd deems appropriate, on the insurable portions of Building and the remainder of the Centre in a n amount not less than the fair replacement value thereof, subject to reasonable deductibles ; (ii) bo il e r and machinery insurance amounts and with deductibles that would be considered standard for s im i l ar c l ass office building i n the metropolitan area in which the Premises is l ocate d ; and ( iii ) commercial general liability insurance with a comb in ed s in g l e limit coverage of at l ea s t $ 1 , 000 , 000 . 00 per occurrence . All suc h insurance sha ll be obtained from insurers 19 MHDocs 5922187 _ 3 8614.1

Landlord reasonably believes to be financially responsible in light of the risks being insured. The premiums for any such insurance shall be a part of Operating Expenses.

(v) Tenant shall cause all of its contractors, subcontractors, suppliers, telecommunications service providers, moving companies and other entities providing services to or performing work for Tenant (collectively, "Service Providers") to deliver evidence satisfactory to Landlord that the insurance specified in *Schedule 2* to *Exhibit B* is in force prior to entering the Centre. If any Service Provider does not comply with the insurance requirements, Landlord may obtain the required insurance on behalf of the Service Provider, and Tenant shall pay to Landlord as Additional Rent the cost thereof.

(e) Mutual Waivers of Recovery. Landlord, Tenant, and all parties claiming under them, each mutually release and discharge each other from responsibility for that portion of any loss or damage paid or reimbursed by an insurer of Landlord or Tenant under any fire, extended coverage or other property insurance policy maintained by Tenant with respect to its Premises or by Landlord with respect to the Building or the Centre (or which would have been paid had the insurance required to be maintained hereunder been in full force and effect), no matter how caused, including negligence, and each waives any right of recovery from the other including, but not limited to, claims for contribution or indemnity, which might otherwise exist on account thereof. Any fire, extended coverage or property insurance policy maintained by Tenant with respect to the Premises, or Landlord with respect to the Building or the Centre, shall contain, in the case of Tenant's policies, a waiver of subrogation provision or endorsement in favor of Landlord, and in the case of Landlord's policies, a waiver of subrogation provision or endorsement in favor of Tenant, or, in the event that such insurers cannot or shall not include or attach such waiver of subrogation provision or endorsement, Tenant and Landlord shall obtain the approval and consent of their respective insurers, in writing, to the terms of this Lease. Tenant agrees to indemnify, protect, defend and hold harmless each and all of the Landlord Indemnitees from and against any claim, suit or cause of action asserted or brought by Tenant's insurers for, on behalf of, or in the name of Tenant, including, but not limited to, claims for contribution, indemnity or subrogation, brought in contravention of this paragraph. The mutual releases, discharges and waivers contained in this provision shall apply EVEN IF THE LOSS OR DAMAGE TO WHICH THIS PROVISION APPLIES IS CAUSED SOLELY OR IN PART BY THE NEGLIGENCE OF LANDLORD OR TENANT.

(f) Intentionally omitted.

(g) Adjustment of Claims. Tenant shall cooperate with Landlord and Landlord's insurers in the adjustment of any insurance claim pertaining to the Building or the Centre or Landlord's use thereof.

(h) Increase in Landlord's Insurance Costs. Tenant agrees to pay to Landlord any increase in premiums for Landlord's insurance policies resulting from Tenant's use or occupancy of the Premises.

(i) Failure to Maintain Insurance. Any failure of Tenant to obtain and maintain the insurance policies and coverages required hereunder or failure by Tenant to meet any of the insurance requirements of this Lease shall constitute an event of default hereunder, and such failure shall entitle Landlord to pursue, exercise or obtain any of the remedies provided for in Paragraph 12(b), and Tenant shall be solely responsible for any loss suffered by Landlord as a result of such failure. In the event of failure by Tenant to maintain the insurance policies and coverages required by this Lease or to meet any of the insurance requirements of this Lease, Landlord, at its option, and without relieving Tenant of its obligations hereunder, may obtain said insurance policies and coverages or perform any other insurance obligation of Tenant, but all costs and expenses incurred by Landlord in obtaining such insurance or performing Tenant's insurance obligations shall be reimbursed by Tenant to Landlord, together with interest on same from the date any such cost or expense was paid by Landlord until reimbursed by Tenant, at the rate of interest provided to be paid on judgments, by the law of the jurisdiction to which the interpretation of this Lease is subject.

9. **FIRE OR CASUALTY**

(a) Subject to the provisions of this Paragraph 9, in the event the Premises, or access thereto, is wholly or partially destroyed by fire or other casualty, Landlord shall (to the extent permitted by Law and covenants, conditions and restrictions then applicable to the Property) rebuild, repair or restore the Premises and access thereto

20

MHDocs 5922187_3 8614.1

to substantially the same condition as existing immediately prior to such destruction (excluding Tenant's Alterations, trade fixtures , equipment and personal property, which Tenant shall be required to restore) and this Lease shall continue in full force and effect . Notwithstanding the foregoing, (i) Landlord 's obligation to rebuild, repair or restore the Premises shall not apply to any personal property , above - standard tenant improvements or other items installed or contained in the Premises , and ( ii) Landlord shall have no obligation whatsoever to rebuild, repair or restore the Premises with respect to any damage or destruction occurring during the last twelve (12) months of the term of this Lease or any extension of the term . (b) Landlord may elect to terminate this Lease in any of the following cases of damage or destruction to the Premises, the Building or the Property : ( i) where the cost of rebuilding, repairing and restoring (collectively, " Re storat ion") of the Building or the Property , would, regardles s o f the lack of damage to the Premises or access thereto , in the reasonable opinion of Landlord , exceed twenty percent ( 20% ) of the then replacement cost of the Building ; (ii) where , in the case of any damage or destruction to any portion of the Building or the Property by unin s ured casualty, the cost of Restoration of the Building o r the Property , in the reasonable opinion of Landlord , exceeds $ 500 , 000 ; or (iii) where, in the case of any damage or destruction to the Premises or acce ss thereto by uninsured cas ualty, the cost of Restoration of the Premises or access thereto, in the reasonable opinion of Landlord , exceeds twenty percent ( 20% ) of the replacement cost of the Premi ses ; or ( iv ) if Landlord has not obtained appropriate zoning approvals for reconstruction of the Property, Building or Premises . Any such termination sha ll be made by thirty (30) day s' prior written notice to Tenant given within one hundred twenty (120) days of the date of s uch damage or destruction . If this Lease is not terminated by Landlord and as the result of any damage or destruction, the Premise s, or a portion thereof , are rendered untenantable, the Base Rent shall abate rea so nably during the period of Restoration (based upon the extent to which such damage and Re s toration materially interfere with Tenant's business in the Premises ) . This Lease shall be considered an express agreement governing any case of damage to or destruction of the Premises , the Building or the Property . This Lease sets forth the term s and conditions upon which this Lease may terminate in the event of any damage or destruction . 10. EMINENT DOMAIN In the event the whole of the Premises, the Building or the Ce ntre s hall be taken under t h e power of e minent domain, or sold to prevent the exercise thereof (co llectively, a "Taking") , this Lease shall automatically terminate as of the date of such Taking . In the event a Taking of a p ortio n of the Centre, the Building or the Premises shall, in the reasonable opinion of Landlord, substantially interfere with Landlord's operation t h e re o f , Landlord m ay terminate this Lease upon thirty (30) days' written notice to Tenant given at any time within sixty (60) day s following the date of such Taking . For purposes of this Lease, the date of Taking s hall be the ea rli er of the date of transfer of title resulting from such Taking or the date of tran sfe r of possession r es ulting from s uch Taking . In the event that a portion of the Premises is so taken and thi s Lease is not termi nated , Landlord s hall , to the extent of proceeds paid to Landlord as a result of the Taking, with reasonable diligence, use commercially rea so nable efforts to proceed to re s tore (to the extent permitted by Law and covenants, co nditi o ns and restrictions then applicable to the Centre) the Premises (o ther than Tenant's personal property and fixtures, and above - standard tenant improvement s) to a complete, functioning unit . In suc h case, the Ba se R e nt shall be reduc e d proportionately based on the portion of the Premises so taken . If all or any portion of the Premises is the s ubject of a temporary Taking, this Lease shall remain in full force and effect and Tenant shall continue to perform each o f its obligations under this Lease ; in s uch case, Tenant shall be entitled to rec eive the entire award a llocable to the te mporary Taking of the Premises . Except as provided herein , Tenant shall not assert any claim against Landlord or the condemning authority for, a nd hereby assigns to Landlord, any compensation in connection with any such Taking , and La ndlord shall be entitled to receive the entire amount of any award therefor , without deduction for any estate or interest of Tenant . Nothing contained in thi s Paragraph IO shall be deemed to give Landlord any inter es t in, or prevent Tenant from see king any award against the condemning authority for the Taking of per so nal property , fixtures, above standard tenant improvements of Tenant or for relocation or moving expenses recov erab le by Tenant from th e condemning authority . This Paragraph 10 shall be Tenant's sole and exclusive rem e dy in the event of a Taking . This Lea se sets forth the terms and conditions upon which this Lease ma y terminate in the event of a Taking . 11. ASSIGNMENT AND SUBLETTING (a) Tenant shall not directly or indirectly , vo luntarily or involuntarily , by operation of l aw o r o therwi se, assign, sublet, mortgage or ot herwi se enc umber all or any portion o f its int eres t in this Lease or in the 21 MHDocs 5922187 _ 3 8614.1

Premises or grant any license for any person other than Tenant or its employees to use or occupy the Premises or any part thereof without obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld . Any such attempted assignment, subletting, license, mortgage, other encumbrance or other use or occupancy without the consent of Landlord shall, at Landlord's option, be null and void and of no effect . Any mortgage , or encumbrance of all or any portion of Tenant's interest in this Lease or in the Premises and any grant of a license for any person other than Tenant or its employees to use or occupy the Premises or any part thereof shall be deemed to be an "assignment" of this Lease . In addition, as used in this Paragraph 11 , the term "Tenant" shall also mean any entity that has guaranteed Tenant's obligations under this Lease, and the restrictions applicable to Tenant contained herein shall also be applicable to such guarantor . (b) No assignment or subletting shall relieve Tenant of its obligation to pay the Rent and to perform all of the other obligations to be performed by Tenant hereunder . The acceptance of Rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any subletting or assignment . Consent by Landlord to one subletting or assignment shall not be deemed to constitute a consent to any other or subsequent attempted subletting or assignment . If Tenant desires at any time to assign this Lease or to sublet the Premises or any portion thereof, it shall first notify Landlord of its desire to do so and shall submit in writing to Landlord all pertinent information relating to the proposed assignee or sublessee, all pertinent information relating to the proposed assignment or sublease, and all such financial information as Landlord may reasonably request concerning the Tenant and proposed assignee or subtenant (the "A/S Notice") . Any assignment or sublease shall be expressly subject to the terms and conditions of this Lease . (c) Landlord has a period of thirty (30) days after Landlord ' s receipt of the A / S Notice to notify Tenant that Landlord elects, in Landlord's sole discretion, to : (i) terminate this Lease as to the space that is the subject of the A / S Notice as of the date specified by Tenant in the A / S Notice ; or (ii) consent to the assignment or sublease; or (iii) refuse to consent to Tenant's assignment or sublease of that space and to continue this Lease in effect . If Landlord does not notify Tenant of Landlord's election within the 30 - day period , Landlord is deemed to elect option (iii) . If Landlord elects to terminate this Lease as provided under option (i), Tenant has 5 days following receipt of Landlord ' s notice to terminate within which to rescind its notice of its proposed assignment or sublease and avoid a termination of thi s Lease . (d) Tenant acknowledges that it shall be reasonable for Landlord to withhold its consent to a proposed assignment or sublease in any of the following instances : (i) The assignee or sublessee (or any affiliate of the assignee or sublessee) is not, 111 Landlo r d ' s reasonable opinion, sufficiently creditworthy to perform the obligations such assignee or sublessee will have under this Lease ; (ii) The intended use of the Premises by the assignee or sublessee is not for general office use; (iii) The intended use of the Premises by the assignee or sub lessee would materially increase the pedestrian or vehicular traffic to the Premises or the Building ; (iv) Occupancy of the Premises by the assignee or sublessee would, in the good faith judgment of Landlord, violate any agreement binding upon Landl o rd , the Building or the Centre with regard to the identity of tenants, usage in the Building , or similar matters ; 22 MHDocs 5922187 _22 I 4.1

(v) The assignee or sublessee (or any affiliate of the assignee or sublessee) is then negotiating with Landlord or has negotiated with Landlord within the previous six (6) months , or is a current tenant or subtenant within the Building or Centre ; (vi) The identity or business reputation of the assignee or sublessee will, in the good faith judgment of Landlord , tend to damage the goodwill or reputation of the Building or Centre; (vii) the proposed sublease would result in more than two subleases of portions of the Premises being in effect at any one time during the Lease Term; or (viii) In the case of a sublease, the subtenant has not acknowledged that the Lease controls over any inconsistent provision in the sublease. The foregoing criteria shall not exclude any other reasonable basis for Landlord to refuse its consent to such assignment or sublease . Notwithstanding any contrary provision of this Lease, if Tenant or any proposed assignee or sublessee claims that Landlord has unreasonably withheld its consent to a proposed assignment or sublease or otherwise has breached its obligations under this Paragraph 11 , their sole remedy shall be to seek a declaratory judgment and/or injunctive relief without any monetary damages, and, with respect thereto, Tenant , on behalf of itself and, to the extent permitted by law, such proposed assignee/sublessee, hereby waives all other remedies against Landlord , including, without limitation, the right to seek monetary damages or to terminate this Lease . (e) If any Tenant is a corporation, partnership or other entity that is not publicly traded on a recognized national stock exchange , any transaction or series of related or unrelated transactions (including, without limitation, any dissolution, merger, consolidation or other reorganization, any withdrawal or admission of a partner or change in a partner's interest, or any issuance, sale, gift, transfer or redemption of any capital stock of or ownership interest in such entity, whether voluntary, involuntary or by operation of law, or any combination of any of the foregoing transactions) resulting in the transfer of control of such Tenant , shall be deemed to be an assignment of this Lease subject to the provisions of this Section I I . The term "control" as used in this Section I l(e) means the power to directly or indirectly direct or cause the direction of the management or policies of Tenant . Any transfer of control of a subtenant which is a corporation or other entity shall be deemed an assignment of any sublease . Notwithstanding anything to the contrary in this Section I l(e) , if the original Tenant under this Lease is a corporation, partnership or other entity, a change or series of changes in ownership of stock or other ownership interests which would result in direct or indirect change in ownership of less than fifty percent ( 50% ) of the outstanding stock of or other ownership interests in such Tenant as of the date of the execution and delivery of this Lease shall not be considered a change of control . (t) Notwithstanding any assignment or subletting, Tenant and any guarantor or surety of Tenant's obligations under this Lease shall at all times during the Initial Term and any subsequent renewals or extensions remain fully responsible and liable for the payment of the rent and for compliance with all of Tenant's other obligations under this Lease . In the event that the Rent due and payable by a sublessee or assignee (or a combination of the rental payable under such sublease or assignment, plus any bonus or other consideration therefor or incident thereto) exceeds the Rent payable under this Lease, then Tenant shall be bound and obligated to pay Landlord, as additional rent hereunder, one - half of all such excess Rent and other excess consideration within ten ( I 0 ) days following receipt thereof by Tenant . (g) If this Lease is assigned or if the Premises is subleased (whether in whole or in part) , or in the event of the mortgage or pledge of Tenant's leasehold interest, or grant of any concession or license within the Premises, or if the Premises are occupied in whole or in part by anyone other than Tenant, then upon a default by Tenant hereunder Landlord may collect Rent from the assignee, sublessee, mortgagee, pledgee, concessionee or licensee or other occupant and, except to the extent set forth in the preceding paragraph , apply the amount collected to the next Rent payable hereunder ; and all such Rent collected by Tenant s hall be held in deposit for Landlord and immediately forwarded to Landlord . No such transaction or collection of Rent or application thereof by Landlord, however, shall be deemed a waiver of these provisions or a release of Tenant from the further performance by Tenant of its covenants, duties, or obligations hereunder . 23 MHDocs 5922187_3 8614 . 1

(h) If Tenant effects an assignment or sublease or requests the consent of Landlord to any proposed assignment or sublease, then Tenant shall, upon demand, pay Landlord a non - refundable administrative fee of One Thousand Dollars ( $ 1 , 000 . 00 ), plus any reasonable attorneys' and paralegal fees and costs incurred by Landlord in connection with such assignment or sublease or request for consent . Acceptance of the One Thousand Dollar ( $ 1 , 000 . 00 ) administrative fee and/or reimbursement of Landlord's attorneys' and paralegal fees shall in no event obligate Landlord to consent to any proposed assignment or sublease . (i) Notwithstanding any provision of this Lease to the contrary, in the event this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, any and all monies or other consideration payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord and shall not constitute the property of Tenant or Tenant's estate within the meaning of the Bankruptcy Code . All such money and other consideration not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and shall be promptly paid or delivered to Landlord . U) The joint and several liability of the Tenant named herein and any immediate and remote successor - in - interest of Tenant (by assignment or otherwise), and the due performance of the obligations of this Lease on Tenant's part to be performed or observed, shall not in any way be discharged, released or impaired by any (a) agreement that modifies any of the rights or obligations of the parties under this Lease, (b) stipulation that extends the time within which an obligation under this Lease is to be performed, (c) waiver of the performance ofan obligation required under this Lease, or (d) failure to enforce any of the obligations set forth in this Lease . (k) If Tenant is any form of partnership, a withdrawal or change, voluntary, involuntary or by operation of law of any partner, or the dissolution of the partnership , shall be deemed a voluntary assignment . If Tenant consists of more than one (I) person, a purported assignment , voluntary or involuntary or by operation of law from one (1) person to the other shall be deemed a voluntary assignment . If Tenant is a corporation or limited liability entity, any dissolution, merger, consolidation or other reorganization of Tenant, or sale or other transfer of a controlling percentage of the ownership interest of Tenant, or the sale of at least twenty - five percent ( 25% ) of the value of the assets of Tenant shall be deemed a voluntary assignment . 12. DEFAULT (a) Events of Default . The occurrence of any one or more of the following events shall constitute an "event of default" or "default" (herein so called) under this Lease by Tenant : (i) Tenant shall fail to pay Rent or any other rental or sums payable by Tenant hereunder within five (5) days after Landlord notifies Tenant of such nonpayment ; provided, however, Landlord shall only be obligated to provide such written notice to Tenant one(!) time within any calendar year and in the event Tenant fails to timely pay Rent or any other sums for a second time during any calendar year, then Tenant shall be in default for such late payment and Landlord shall have no obligation or duty to provide notice of such non - payment to Tenant prior to declaring an event of default under this Lease ; (ii) the failure by Tenant to observe or perform any of the express or implied covenants or provisions of this Lease to be observed or performed by Tenant , other than monetary failures as specified in Paragraph 12 (a)(i ) above, where such failure shall continue for a period often (10) days after written notice thereof from Landlord to Tenant ; provided, however, that if the nature of Tenant's default is such that more than ten (10) days are reasonably required for its cure , then Tenant shall not be deemed to be in default if Tenant shall commence such cure within said ten ( I 0 ) day period and thereafter diligently prosecute such cure to completion, which completion shall occur not later than sixty (60) days from the date of such notice from Landlord ; (iii) the making by Tenant or any guarantor hereof of any general assignment for the benefit of creditors, (iv) the filing by or against Tenant or any guarantor hereof of a petition to have Tenant or any guarantor hereof adjudged a bankrupt or a petition for reorganization or arrangement under any law relating 24 MHDocs 5922187_3 8614 . 1 to bankruptcy (unless, in the case of a petition filed against Tenant or any guarantor hereof, the same is dismissed within sixty (60) days), (v) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease or of substantially all of guarantor's assets, where possession is not restored to Tenant or guarantor within sixty (60) days , (vi) the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of substantially all of guarantor's assets or of Tenant ' s interest in this Lease where such seizure is not discharged within sixty (60) days ; (vii) any material representation or warranty made by Tenant or guarantor in this Lease or any other document delivered in connection with the execution and delivery of this Lease or pursuant to this Lease proves to be incorrect in any material respect ; (viii) Tenant or guarantor shall be liquidated or dissolved or shall begin proceedings towards its liquidation or dissolution ; or (ix) the vacation or abandonment of the Premises by Tenant in excess of five (5) business days. (b) Landlord's Remedies : Termination . In the event of any event of default by Tenant, in addition to any other remedies available to Landlord under this Lease, at law or in equity, Landlord may at its option pursue any one or more of the following remedies, without any notice or demand to the extent permitted by Law : (i) Landlord may enter the Premises without terminating this Lease and perform any covenant or agreement or cure any condition creating or giving rise to an event of default under this Lease and Tenant shall pay to Landlord on demand, as additional rent, the amount expended by Landlord in performing such covenants or agreements or satisfying or observing such condition . Landlord, or its agents or employees, shall have the right to enter the Premises, and such entry and such performance shall not terminate this Lease or constitute an eviction of Tenant . (ii) Landlord may terminate this Lease by written notice to Tenant (and not otherwise) or Landlord may terminate Tenant's right of possession without terminating this Lease . In either of such events Tenant shall surrender possession of and vacate the Premises immediately and deliver possession thereof to Landlord, and Tenant hereby grants to Landlord full and free license to enter the Premises, in whole or in part, with or without process of law and to expel or remove Tenant and any other person, firm or entity who may be occupying the Premises or any part thereof and remove any and all property therefrom, using such lawful force as may be necessary . (iii) In the event Landlord elects to re - enter or take possession of the Premises after Tenant's default, with or without terminating this Lease, Landlord may change locks or alter security devices and lock out, expel or remove Tenant and any other person who may be occupying all or any part of the Premi s e s without being liable for any claim for damages . (iv) Notwithstanding anything herein to the contrary, if Landlord terminates Tenant's right to possession without terminating this Lease after an event of default, Landlord shall, if required by Law, use commercially reasonable efforts to relet the Premises and mitigate damage as set forth in Paragraph 1 2 ( c) below . (v) Notwithstanding any prior election by Landlord to not terminate this Lea s e, Landlord may at any time, including subsequent to any re - entry or taking of possession of the Premises as allowed hereinabove, elect to terminate this Lease . Tenant s h a ll be liable for and s hall immediately pay to Landlord the amount of all Base Rent and other sums of money due under this Lease as may have accrued as of the date of termination . Tenant s h a ll also immediately pay to Landlord, as agreed and liquidated damage s , an 25 MHDocs 5922187_3 8614 . 1 amount of money equal to the Base Rent and other amounts due for the remaining portion of the Lease Term (had such term not been terminated by Landlord prior to the expiration of the Lease Term), less the fair rental value of the Premises for the residue of the Lease Term, both discounted to their present value based upon an interest rate of eight percent (8%) per annum. In determining fair rental value, Landlord shall be entitled to take into account the time and expenses necessary to obtain a replacement tenant or tenants, including lost rental revenues and anticipated expenses hereinafter described relating to recovery, preparation and reletting of the Premises. If Landlord elects to relet the Premises, or any portion thereof, before presentation of proof of such liquidated damages, the amount of rent reserved upon such reletting shall be deemed prima facie evidence of the fair rental value of the portion of the Premises so relet.

Landlord and Tenant agree that because of the difficulty or impossibility of determining Landlord's damages from the loss of anticipated Additional Rent and other lease charges from the Tenant, there shall be included as a component of Tenant's annual total rent obligation (for the calculation of Landlord's remedies), an amount equal to the average monthly Additional Rent paid by Tenant for the twelve (12) full calendar months immediately preceding the event of default (or such lesser period of the term if the event of default occurs prior to the twelfth (12th) full calendar month of the term) multiplied by the number of months remaining in the Lease Term.

(vi) In addition to any sum provided to be paid above, Tenant shall also be liable for and shall immediately pay to Landlord all broker's fees incurred by Landlord in connection with any reletting of the whole or any part of the Premises, the costs of removing and storing Tenant's or any other occupant's property, the cost of repairing, altering, remodeling, renovating or otherwise putting the Premises into a condition acceptable to a new tenant or tenants, the cost of removal and replacement of Tenant's signage and all reasonable expenses by Landlord in enforcing Landlord's remedies, including reasonable attorneys' fees.

(vii) Landlord may apply Tenant's Security Deposit to the extent necessary to make good any rent arrearage, to pay the cost of remedying Tenant's default or to reimburse Landlord for expenditures made or damages suffered as a consequence of Tenant's default, without prejudice to any other remedies Landlord may have under this Lease. Following any such application of the Security Deposit, Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount.

(c) Mitigation of Damages.

(i) In the event of a default under the Lease, Landlord and Tenant shall each use commercially reasonable efforts to mitigate any damages resulting from a default of the other party under this Lease.

(ii) Landlord's obligation to mitigate damages after a default by Tenant shall be satisfied in full if Landlord undertakes to lease the Premises to another tenant (a "Substitute Tenant") in accordance with the following criteria:

(A) Landlord shall have no obligation to solicit or entertain negotiations with any other prospective tenant for the Premises until Landlord obtains full and complete possession of the Premises including, without limitation, the final and unappealable legal right to relet the Premises free of any claim of Tenant.

(B) Landlord shall not be obligated to offer the Premises to a Substitute Tenant when other premises in the Centre suitable for that prospective tenant's use are (or soon will be) available.

(C) Landlord shall not be obligated to lease the Premises to a Substitute Tenant for a rental less than the current fair market rental then prevailing for similar space, nor shall Landlord be obligated to enter into a new lease under other terms and conditions that are unacceptable to Landlord under Landlord's then current leasing policies for comparable space.

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(D) Landlord shall not be obligated to enter into a lease with any proposed tenant whose use would:

a. Disrupt the tenant mix or balance of the Centre;

b. Violate any restriction, covenant, or requirement contained in the lease of another tenant of the Centre;

c. Adversely affect the reputation of the Centre; or

d. Be incompatible with the operation of the Centre.

(E) Landlord shall not be obligated to enter into a lease with any proposed Substitute Tenant (a "Substitute Lease") which does not have, in Landlord's reasonable opinion, sufficient financial resources or operating experience to operate the Premises in a first-class manner.

(F) Landlord shall not be required to expend any amount of money to alter, remodel, or otherwise make the Premises suitable for use by a proposed Substitute Tenant unless:

a. Tenant pays any such sum to Landlord in advance of Landlord's execution of a Substitute Lease with such Substitute Tenant (which payment shall not be in lieu of any damages or other sums to which Landlord may be entitled as a result of Tenant's default under this Lease); or

b. Landlord, in Landlord's sole discretion, determines that any such expenditure is financially justified in connection with entering into any such Substitute Lease.

(iii) Upon compliance with the above criteria regarding the releasing of the Premises after a default by Tenant, Landlord shall be deemed to have fully satisfied Landlord's obligation to mitigate damages under this Lease and under any law or judicial ruling in effect on the date of this Lease or at the time of Tenant's default, and Tenant waives and releases, to the fullest extent legally permissible, any right to assert in any action by Landlord to enforce the terms of this Lease, any defense, counterclaim, or rights of setoff or recoupment respecting the mitigation of damages by Landlord, unless and to the extent Landlord maliciously or in bad faith fails to act in accordance with the requirements of this Paragraph 12(c).

(iv) Tenant's right to seek damages from Landlord as a result of a default by Landlord under this Lease shall be conditioned on Tenant taking all actions reasonably required, under the circumstances, to minimize any loss or damage to Tenant's property or business, or to any of Tenant's officers, employees, agents, invitees, or other third parties that may be caused by any such default of Landlord.

(d) Landlord's Remedies; Re-Entry Rights. No re-entry or taking possession of the Premises by Landlord pursuant to this Paragraph 12(d), and no acceptance of surrender of the Premises or other action on Landlord's part, shall be construed as an election to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction.

(e) Landlord's Right to Perform. Except as specifically provided otherwise in this Lease, all covenants and agreements by Tenant under this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any abatement or offset of Rent. If Tenant shall fail to pay any sum of money (other than Base Rent) or perform any other act on its part to be paid or performed hereunder and such failure shall continue for three (3) days with respect to monetary obligations (or ten (10) days with respect to non-monetary obligations, except in case of emergencies, in which such case, such shorter period of time as is reasonable under the circumstances) after Tenant's receipt of written notice thereof from Landlord, Landlord may, without waiving or releasing Tenant from any of Tenant's obligations, make such payment or perform such other act on behalf of

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Tenant. All sums so paid by Landlord and all necessary incidental costs incurred by Landlord in performing such other acts shall be payable by Tenant to Landlord within five (5) days after demand therefor as Additional Rent.

(f) Interest. If any monthly installment of Rent or Operating Expenses, or any other amount payable by Tenant hereunder is not received by Landlord by the date when due, it shall bear interest at the Default Rate from the date due until paid. All interest, and any late charges imposed pursuant to Paragraph 12(g) below, shall be considered Additional Rent due from Tenant to Landlord under the terms of this Lease. The term "Default Rate" as used in this Lease shall mean the lesser of (A) the rate announced from time to time by Wells Fargo Bank or, if Wells Fargo Bank ceases to exist or ceases to publish such rate, then the rate announced from time to time by the largest (as measured by deposits) chartered bank operating in the State, as its "prime rate" or "reference rate", plus five percent (5%), or (B) the maximum rate of interest permitted by Law.

(g) Late Charges. Tenant acknowledges that, in addition to interest costs, the late payments by Tenant to Landlord of any monthly installment of Base Rent, Additional Rent or other sums due under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impractical to fix. Such other costs include, without limitation, processing, administrative and accounting charges and late charges that may be imposed on Landlord by the terms of any mortgage, deed to secure debt, deed of trust or related loan documents encumbering the Premises, the Building or the Centre. Accordingly, if any monthly installment of Base Rent, Additional Rent or any other amount payable by Tenant hereunder is not received by Landlord by the due date thereof, Tenant shall pay to Landlord an additional sum of five percent (5%) of the overdue amount as a late charge, but in no event more than the maximum late charge allowed by law. The parties agree that such late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of any late payment as hereinabove referred to by Tenant, and the payment of late charges and interest are distinct and separate in that the payment of interest is to compensate Landlord for the use of Landlord's money by Tenant, while the payment of late charges is to compensate Landlord for Landlord's processing, administrative and other costs incurred by Landlord as a result of Tenant's delinquent payments. Acceptance of a late charge or interest shall not constitute a waiver of Tenant's default with respect to the overdue amount or prevent Landlord from exercising any of the other rights and remedies available to Landlord under this Lease or at law or in equity now or hereafter in effect.

(h) Rights and Remedies Cumulative. All rights, options and remedies of Landlord contained in this Paragraph 12 and elsewhere in this Lease shall be construed and held to be cumulative, and no one of them shall be exclusive of the other, and Landlord shall have the right to pursue any one or all of such remedies or any other remedy or relief which may be provided by law or in equity, whether or not stated in this Lease. Nothing in this Paragraph 12 shall be deemed to limit or otherwise affect Tenant's indemnification of Landlord pursuant to any provision of this Lease.

(i) Tenant's Waiver of Redemption. Tenant hereby waives and surrenders for itself and all those claiming under it, including creditors of all kinds, (i) any right and privilege which it or any of them may have under any present or future law to redeem any of the Premises or to have a continuance of this Lease after termination of this Lease or of Tenant's right of occupancy or possession pursuant to any court order or any provision hereof, and (ii) the benefits of any present or future law which exempts property from liability for debt or for distress for Rent.

(j) Costs Upon Default and Litigation. Tenant shall pay to Landlord and its mortgagees as Additional Rent all the expenses incurred by Landlord or its mortgagees in connection with any default by Tenant hereunder or the exercise of any remedy by reason of any default by Tenant hereunder, including reasonable attorneys' fees and expenses. If Landlord or its mortgagees shall be made a party to any litigation commenced against Tenant or any litigation pertaining to this Lease or the Premises, at the option of Landlord and/or its mortgagees, Tenant, at its expense, shall provide Landlord and/or its mortgagees with counsel approved by Landlord and/or its mortgagees and shall pay all costs incurred or paid by Landlord and/or its mortgagees in connection with such litigation.

13. ACCESS; CONSTRUCTION

(a) Landlord reserves from the leasehold estate hereunder, in addition to all other rights reserved by Landlord under this Lease, the right to use the roof and exterior walls of the Premises and the area beneath, adjacent to and above the Premises. Landlord also reserves the right to install, use, maintain, repair, replace and relocate

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equipment, machinery, meters, pipes, ducts, plumbing, conduits and wiring through the Premises, which serve other portions of the Building or the Centre in a manner and in locations which do not unreasonably interfere with Tenant's use of the Premises. In addition, Landlord shall have free access to any and all mechanical installations of Landlord or Tenant, including, without limitation, machine rooms, telephone rooms and electrical closets. Tenant agrees that there shall be no construction of partitions or other obstructions which materially interfere with or which threaten to materially interfere with Landlord's free access thereto, or materially interfere with the moving of Landlord's equipment to or from the enclosures containing said installations.

(b) Landlord shall at all reasonable times, during normal business hours and after reasonable written or oral notice (except in an emergency), have the right to enter the Premises to inspect the same, to supply janitorial service and any other service to be provided by Landlord to Tenant hereunder, to exhibit the Premises to prospective purchasers, lenders or tenants, to post notices of non-responsibility, to alter, improve, restore, rebuild or repair the Premises or any other portion of the Building, or to do any other act permitted or contemplated to be done by Landlord hereunder, all without being deemed guilty of an eviction of Tenant and without liability for abatement of Rent or otherwise. For such purposes, Landlord may also erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed. Landlord shall conduct all such inspections and/or improvements, alterations and repairs so as to minimize, to the extent reasonably practical and without material additional expense to Landlord, any interruption of or interference with the business of Tenant.

(c) For each of such purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises (excluding Tenant's vaults and safes, access to which shall be provided by Tenant upon Landlord's reasonable request). Landlord shall have the right to use any and all means which Landlord may deem proper in an emergency in order to obtain entry to the Premises or any portion thereof, and Landlord shall have the right, at any time during the Lease Term, to provide whatever access control measures it deems reasonably necessary to the Centre, without any interruption or abatement in the payment of Rent by Tenant. Any entry into the Premises obtained by Landlord by any of such means shall not under any circumstances be construed to be a forcible or unlawful entry into, or a detainer of, the Premises, or any eviction of Tenant from the Premises or any portion thereof. No provision of this Lease shall be construed as obligating Landlord to perform any repairs, Alterations or decorations to the Premises or the Centre except as otherwise expressly agreed to be performed by Landlord pursuant to the provisions of this Lease.

14. BANKRUPTCY

(a) If at any time on or before the Commencement Date there shall be filed by or against Tenant in any court, tribunal, administrative agency or any other forum having jurisdiction, pursuant to any applicable law, either of the United States or of any state, a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver, trustee or conservator of all or a portion of Tenant's property, or if Tenant makes an assignment for the benefit of creditors, this Lease shall ipso facto be canceled and terminated and in such event neither Tenant nor any person claiming through or under Tenant or by virtue of any applicable law or by an order of any court, tribunal, administrative agency or any other forum having jurisdiction, shall be entitled to possession of the Premises and Landlord, in addition to the other rights and remedies given by Paragraph 12 hereof or by virtue of any other provision contained in this Lease or by virtue of any applicable law, may retain as damages any Rent, Security Deposit or moneys received by it from Tenant or others on behalf of Tenant.

(b) If, after the Commencement Date, or if at any time during the term of this Lease, there shall be filed against Tenant in any court, tribunal, administrative agency or any other forum having jurisdiction, pursuant to any applicable law, either of the United States or of any state, a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver, trustee or conservator of all or a portion of Tenant's property, and the same is not dismissed after sixty (60) calendar days, or if Tenant makes an assignment for the benefit of creditors, this Lease, at the option of Landlord exercised within a reasonable time after notice of the happening of any one or more of such events, may be canceled and terminated and in such event neither Tenant nor any person claiming through or under Tenant or by virtue of any statute or of an order of any court shall be entitled to possession or to remain in possession of the Premises, but shall forthwith quit and surrender the Premises, and Landlord, in addition to the other rights and remedies granted by Paragraph 12 hereof or by virtue of any other provision contained in this Lease or by virtue of any applicable law, may retain as damages any Rent, Security Deposit or moneys received by it from Tenant or others on behalf of Tenant.

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15. SUBSTITUTION OF PREMISES Subject to the conditions specified in this Paragraph 15 , Landlord reserves the right without Tenant's consent, on thirty (30) days' prior written notice to Tenant, to substitute other premises within the Centre for the Premises . In each such case, the substituted premises shall (a) contain at least substantially the same Rentable Area as the Premises, (b) contain comparable tenant improvements, and (c) be made available to Tenant at the then current rental rate for such space, which in no event, shall exceed the per square foot rental rate for the Premises in effect under this Lease for the Premises at the time of such substitution . Landlord shall pay all reasonable moving expenses of Tenant incidental to such substitution of premises as well as costs to replace Tenant's then current supply of stationery and business cards . 16. SUBORDINATION ; ATTORNMENT; ESTOPPEL CERTIFICATES (a) Tenant agrees that this Lease and the rights of Tenant hereunder shall be subject and subordinate to any and all deeds to secure debt, deeds of trust, security interests, mortgages, master leases, ground leases or other security documents and any and all modifications, renewals, extensions, consolidations and replacements thereof (collectively, "Security Documents") which now or hereafter constitute a lien upon or affect the Property, the Building or the Premises . Such subordination shall be effective without the necessity of the execution by Tenant of any additional document for the purpose of evidencing or effecting such subordination . In addition, Landlord shall have the right to subordinate or cause to be subordinated any such Security Documents to this Lease and in such case, in the event of the termination or transfer of Landlord's estate or interest in the Property by reason of any termination or foreclosure of any such Security Documents, Tenant shall, notwithstanding such subordination , attorn to and become the Tenant of the successor - in - interest to Landlord at the option of such successor - in - interest . Furthermore, Tenant shall within fifteen (15) days of demand therefor execute any instruments or other documents which may be required by Landlord or the holder of any Security Document and specifically shall execute, acknowledge and deliver within fifteen (15) days of demand therefor a subordination of lease or subordination of deed of trust or mortgage, in the form required by the holder of the Security Document requesting the document ; the failure to do so by Tenant within such time period shall be a default hereunder ; provided, however, the new landlord or the holder of any Security Document shall agree that Tenant's quiet enjoyment of the Premises shall not be disturbed as long as Tenant is not in default under this Lease . (b) If any proceeding is brought for default under any ground or master lease to which this Lease is subject or in the event of foreclosure or the exercise of the power of sale under any mortgage, deed of trust or other Security Document made by Landlord covering the Premises, at the election of such ground lessor, master lessor or purchaser at foreclosure, Tenant shall attorn to and recognize the same as Landlord under this Lease, provided such successor expressly agrees in writing to be bound to all future obligations by the terms of this Lease, and if so requested, Tenant shall enter into a new lease with that successor on the same terms and conditions as are contained in this Lease (for the unexpired term of this Lease then remaining) . Tenant hereby waives its rights under any current or future law which gives or purports to give Tenant any right to terminate or otherwise adversely affect this Lease and the obligations of Tenant hereunder in the event of any such foreclosure proceeding or sale . (c) In addition to any statutory lien for Rent in Landlord's favor, Landlord (the secured party for purposes hereof) shall have and Tenant (the debtor for purposes hereof) hereby grants to Landlord, an express contract lien and a continuing security interest to secure the payment of all Rent due hereunder from Tenant, upon all goods, wares, equipment, fixtures, furniture, inventory and other personal property of Tenant (and any transferees or other occupants of the Premises) presently or hereafter situated on the Premises and upon all proceeds of any insurance which may accrue to Tenant by reason of damage or destruction of any such property . In the event of a default under this Lease, Landlord shall have, in addition to any other remedies provided herein or by law, all rights and remedies under the Uniform Commercial Code of the state in which the Premises is located, including without limitation the right to sell the property described in this paragraph at public or private sale upon ten ( I 0 ) days' notice to Tenant, which notice Tenant hereby agrees is adequate and reasonable . Tenant hereby agrees to execute such other instruments necessary or desirable in Landlord's discretion to perfect the security interest hereby created . Any statutory lien for Rent is not hereby waived, the express contractual lien herein granted being in addition and supplementary thereto . Landlord and Tenant agree that this Lease and the security interest granted herein serve as a financing statement, and a copy or photographic or other reproduction of this paragraph of this Lease may be filed of record by Landlord and have the same force and effect as the original . Tenant warrants and represents that the 30 MHDocs 5922187_3 8614 . 1 collateral subject to the security interest granted herein is not purchased or used by Tenant for personal , family or hou se h o ld purposes . Tenant further warrants and repre se nts to Landlord that the lien granted herein const itute s a first and superior lien and that Tenant will not allow the placing of any ot her lien upon any of the property described in this paragraph w ith o ut the prior written consent of Landlord . Notwithstanding the provisions of this Paragraph 16 (c} to the contrary, if Tenant desires to obtain a loan secured by Tenant's personal property in the Premises and requests that Landlord execute a lien waiver in connection therewith , L andlord shall, in its reasonable d i scret i on, based upon Landlord's review of Tenant's financial condition, agree to subordinate its lien rights to the rights of Tenant's lender pursuant to a lien subord inati on on Landlord 's st andard form , provided that Tenant delivers such request in writ in g to Landlord together w ith a nonrefundable processing fee in the amount of Three Hundred Dollars ( $ 300 . 00 ) . Notw ith standing the foregoing, however , if Landlord incurs processing costs ( in c ludin g atto rn eys' fees) in connect ion w ith any such reque st which exceed Three Hundred Dollars ( $ 300 . 00 ), then Tenant shall reimbur se Landlord for such excess within three (3) business days following Te nant 's receipt of invoice(s) therefor from Landlord . Nothing in this Paragraph 16 (c} shall permit Tenant to encumber it s l easehold interest in the Premises . ( d) Tenant s hall , upon not l ess than ten (10) days' prior notice by Landlord, execute, acknowledge and de li ver to Landlord a stateme nt in wr itin g certifying to those facts for which certificat ion ha s been requested by Landlord or any current or prospective purchaser , holder of any Security Document , ground le sso r or master l essor, including , but without limitation , that (i) this Lease i s unmodified and in full force and effect (o r if there have been modifications , that the same i s in full force and effect as modified and s tating the modifications ), ( ii ) the dates to which the Base Rent , Additional Rent and ot h er charges hereunder have been paid, if any , and (iii) whether or not to the be s t knowledge of Tenant , Landlord i s in default in the performance of any covenant, agreement or co ndit ion contained in this Lease and, if so , spec i fy in g eac h such default of whic h Tenant may have knowledge . The form of the s tatement attached hereto as &hibit D i s hereby approved by Tenant for use pursuant to this subparagraph (d} ; however , at Landlord's option, Landlord sha ll have the right to use ot h er forms for such purpose . Tenant's failure to execute and deliver such statement withi n such time sha ll , at the opt i on of Landlord, constitute a default under this Lease and, in any event , sha ll be conclusive upon Tenant that this Lea se is in full force and effect without modification except as may be represented by Landlord in any such certificate prepared by Landlord and delivered to Tenant for execution . Any statement delivered pursuant to this Paragraph 16 may be relied upon by any prospective purchaser of the fee of the Building or the Property or any mortgagee , ground le ssor or other like encumbrances thereof or any assignee of any such encumbrance upon the Building or the Property . 17. SALE BY LANDLORD; TENANT'S REMEDIES; NONRECOURSE LIABILITY (a) In the event of a sa l e or conveya n ce b y Landlord of the Building or the Property, Landlord shall be released from a n y and all liability under this Lease . If the Security Deposit has been deposited by Tenant to Landlord prior to such sale or conveyance, Landlord sha ll transfer the Secur i ty Depo sit to the purchaser, and upon delivery to Tenant of notice thereof , Landlord sha ll be discharged from any further li ability in refere n ce thereto . (b) Landlord s hall not be in default of any ob li gation of Landlord hereunder unless Landlord fails to perform any of its ob li gat i ons under this Lease within thirty (30) days after r eceipt of written notice of such fa ilu re from Tenant ; provided, h oweve r , t h at if the nature of Land l ord's ob l igat i on is such that more than thirty (30) days are required for it s performance, Landlord s hall not be in default if Landlo rd co mm ences to cure such default within t h e thirty (30) day period a nd thereafter dilig e ntly prosecutes the same to completion . All ob li gations of Landlord under thi s Lea se will be binding upon Landlord on ly during the period of its ownership of the Property and not thereafter . A ll ob li gat i ons of Landlord h ereunder s h a ll be construed as covenants, not conditio n s ; and, except as may be otherwise expressly provided in this Lease, Tenant may not terminate this Lea s e for b r each of Landlord's obl ig at ion s hereunder . (c) Notwithstanding anything contained in this Lease to the contrary, the obligations of Landlo r d under this Lease ( including any actual or alleged breach or defa ult by Landlord ) do not constitute personal ob li gations of the ind iv i dual partners , director s, office rs , trustees , members or shareho ld ers of Landlord or Landlord 's members or partners , and Tenant shall not seek recourse aga in st the individual partners , d ir ectors, officers, trustees , members or s hareholder s of Land l ord or against Landlord's members or partners or against any ot h er person s or entities having any intere s t in Landlord, or against any of their personal assets for sa tisfacti on of any liability with r espect to this Lease . Any liability of Landlord for a default by Land l ord under this Lease , or a 31 MHDocs 5922187_3 8614 . 1 breach by Landlord of any of its obligations under the Lease, shall be limited solely to its interest in the Property, and in no event shall any personal liability be asserted against Landlord in connection with this Lease nor shall any recourse be had to any other property or assets of Landlord, its partners, directors, officers, trustees, members, shareholders or any other persons or entities having any interest in Landlord . Tenant's sole and exclusive remedy for a default or breach of this Lease by Landlord shall be either (i) an action for damages, or (ii) an action for injunctive relief ; Tenant hereby waiving and agreeing that Tenant shall have no offset rights or right to terminate this Lease on account of any breach or default by Landlord under this Lease . Under no circumstances whatsoever shall Landlord ever be liable for punitive, consequential or special damages under this Lease and Tenant waives any rights it may have to such damages under this Lease in the event of a breach or default by Landlord under this Lease . (d) As a condition to the effectiveness of any notice of default given by Tenant to Landlord, Tenant shall also concurrently give such notice under the provisions of Paragraph I 7 (b) to each beneficiary under a Security Document encumbering the Property of whom Tenant has received written notice (such notice to specify the address of the beneficiary) . In the event Landlord shall fail to cure any breach or default within the time period specified in subparagraph (b) . then prior to the pursuit of any remedy therefor by Tenant, each such beneficiary shall have an additional thirty (30) days within which to cure such default, or if such default cannot reasonably be cured within such period, then each such beneficiary shall have such additional time as shall be necessary to cure such default, provided that within such thirty (30) day period, such beneficiary has commenced and is diligently pursuing the remedies available to it which are necessary to cure such default (including, without limitation, as appropriate, commencement of foreclosure proceedings) . 18. PARKJNG; ENTRY CARDS (a) Tenant shall have the right to the nonexclusive use of the number of parking spaces located in the parking areas of the Centre specified in Item 13 of the Basic Lease Provisions for the parking of operational motor vehicles used by Tenant, its officers and employees only . Landlord reserves the right, at any time upon written notice to Tenant, to designate the location of Tenant's parking spaces as determined by Landlord in its reasonable discretion . The use of such spaces shall be subject to the rules and regulations adopted by Landlord from time to time for the use of the parking areas . Landlord further reserves the right to make such changes to the parking system as Landlord may deem necessary or reasonable from time to time ; i . e . , Landlord may provide for one or a combination of parking systems, including, without limitation, self - parking, single or double stall parking spaces, and valet assisted parking . Except as otherwise expressly agreed to in this Lease, Tenant agrees that Tenant, its officers and employees shall not be entitled to park in any reserved or specially assigned areas designated by Landlord from time to time in the Centre's parking areas . Landlord may require execution of an agreement with respect to the use of such parking areas by Tenant and/or its officers and employees in form reasonably satisfactory to Landlord as a condition of any such use by Tenant, its officers and employees . A default by Tenant, its officers or employees in the payment of such charges, the compliance with such rules and regulations, qr the performance of such agreement(s) shall constitute a default by Tenant hereunder . Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant's officers , employees, suppliers, shippers, customers or invitees to be loaded, unloaded or parked in areas other than those designated by Landlord for such activities . If Tenant permits or allows any of the prohibited activities described in this Paragraph, then Landlord shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to Tenant, which cost shall be immediately payable upon demand by Landlord . (b) Landlord shall be entitled to utilize whatever access device Landlord deems necessary (including but not limited to the issuance of parking stickers or access cards), to assure that only those persons who have contracted to use spaces in a parking garage located in or about the Centre (the "Parking Garage") are using the parking spaces therein . Landlord currently limits access to the Parking Garage through the use of a parking entry card system, the cards for which shall be provided by Landlord . These cards are different from and do not, without a specific request from Tenant, entitle the holder thereof to an after hours entry card to the Building (pursuant to the terms of Paragraph I 8 (c) . Landlord agrees to provide to Tenant four (4) parking entry cards for a processing fee of $ 10 . 00 per card . Tenant further agrees to surrender all parking entry cards in its possession upon the expiration or earlier termination of this Lease . Landlord shall be entitled to cancel any lost or stolen cards of which it becomes aware . Tenant shall promptly notify Landlord of any lost or stolen cards . Tenant shall pay Landlord for each additional card(s) or for each replacement card(s) for any card(s) lost by or stolen from Tenant, in such amount as Landlord shall, from time to time determine, the present charge for such lost or stolen cards being $ 100 . 00 per card . 32 MHDocs 5922187_3 8614 . 1

Tenant acknowledges that the parking entry card may also be the same as the master entry card used for access to the Building during other than normal business hours, and to the extent the cards are the same, agrees that the provisions of Paragraph I 8 (c) shall also be applicable . In the event Tenant , its agents or employees wrongfully park in any of the Parking Garage's spaces, Landlord shall be entitled and is hereby authorized to have any such vehicle towed away, at Tenant's sole risk and expense, and Landlord is further authorized to impose upon Tenant a penalty of $ 25 . 00 for each such occurrence . Tenant hereby agrees to pay all amounts falling due hereunder upon demand therefor, and the failure to pay any such amount shall additionally be deemed an event of default hereunder and under the Lease , entitling Landlord to all of its rights and remedies hereunder and thereunder . (c) Landlord shall provide limited acces s to the Building before and after normal business hours in the form of special limited access entry cards ("Entry Cards") for Tenant and its employees . An Entry Card shall not automatically qualify Tenant or any of its employees for an access card to the Parking Garage . Landlord agrees to provide Tenant with up to, but not in excess of, five (5) Entry Ca rds for a processing fee of $ 10 . 00 per c ard . However, Tenant shall pay Landlord for any additional or replacement cards, in s uch amount as Landlord sh all, from time t o time, determine . The current cost required for a replacement card and an additional card is $ I 00 . 00 per card . Landlord shall be entitled to cancel ( by computer entry) any lost or stolen cards of which it becomes aware . Tenant shall promptly notify Landlord of any lost or stolen cards . Landlord s h all have no liability to Tenant, it s employees, agents, invitees, or licensees for losses due to theft or burglary, or for damages committed by unauthorized persons on the Premises ; and neither shall Landlord be required to insure against any such losses . Tenant s hall cooperate fully in Landlord's efforts to maintain security in the Building and shall follow all regulations promulgated by Landlord with respect thereto . Tenant further agrees to surrender all Entry Cards i n its possession upon the expiration or earlier termination of this Lease . 19. COMMON AREAS (a) Subject to subparagraph (b) below and the remaining provisions of thi s Lease, Tenant shall ha ve the non - exclusive right, in common with others, to the use of such entrances, l obb i es , fire vestibules, restrooms (excluding restrooms on any full floors leased by a tenant) , mechanical areas, ground flo or corridors , elevators and elevator foyers, electrical and janitorial closets, telephone and equipment rooms, loading a nd unloading areas, the Property's plaza areas, if any, ramps, drives, stairs, and similar access ways and service ways and other co mm o n areas and facilities in and adjacent to the Building and the Property as are de s ignated from time to time by Landlord for the general nonexclusive use of Landl o rd, Tenant and the other tenants of the Property and their re s pecti ve employees, agents, representatives, licensees and invitees ("Common Areas") . The u se of such Common Areas s hall be s ubject to the rule s and regulation s contained herein and the provi s ions of any covenants , conditions and restrictions affecting the Building or the Property . Tenant shall keep all of the Common Areas free and clear of any obstructions created or permitted by Tenant or resulting from Tenant' s operations, and s hall use the Common Areas only for normal activities, parking and ingre ss and egress by Tenant and its employees, agents, representatives, licensees and invitees to and from the Premises, the Building or the Property . If, in the reasonable opinion of Landlord, unauthorized persons are u s ing the Common Areas by reason of the presence of Tenant in the Premises , Tenant, upon demand of Landlord, shall correct such si tuation by appropriate action or proce ed ings against all s uch unauthorized person s . Nothing herein s hall affect the rights of Landlord at any time to remove any s uch unauthorized persons from said areas or to prevent the use of any of said areas by unauthorized persons . Landl ord reserves the right to make such changes, alterations, additions, deletions , improvements, repair s or replacements in or to the Building, the Property ( including the Premises) , the Centre and the Common Areas as Landlord may reasonably deem necessary or de s i rable, including, without limitation , constructing new buildings and making changes in the location, s ize , shape and number of driveways, entrances, parking spaces, parking areas, loading areas, landscaped areas and walkways ; provided, however , that (i) there shall be no unreasonable permanent obstruction of access to or use of the Premises resulting therefrom , a nd ( ii ) Landlord shall use commercially rea so nable efforts to minimize any interruption with Tenant's use of the Premise s . Notw ith standing any provision of this Lease to the contrary, the Common Areas s hall not in any event be deemed to be a portion of or included within the Premises l ease d to Te nant and the Premises shall not be deemed to be a portion of the Common Areas . This L ea s e i s granted subjec t to the terms hereof , the rights and intere sts of third parties under existing l iens , ground leases , easements and encumbrances affectin g s uch property , all zoning regulations , rules , ordinances, building r estrictio n s and other l aws and regulation s now in effect or hereafter adopted by any governmental a uth o rity having jurisdiction ove r the Property or any part thereof . 33 MHDocs 5922187_3 8614 . 1

(b) Notwithstanding any provision of this Lease to the contrary, Landlord specifically reserves the right to redefine the terms " Centre" and "Property" for purposes of allocating and calculating Operating Expenses so as to include or exclude areas as Landlord shall from time to time determine or specify (a nd any such determination or specification shall be without prejudice to Landlord's right to revise thereafter such determination or specification) . In addition, Landlord shall have the right to contract or otherwise arrange for amenities, services or utilities (the cost of which is included within Operating Expenses) to be on a common or shared basis to both the Property (i . e . , the area with respect to which Operating Expenses are determined ) and other portions of the Centre, so long as the basis on which the cost of such amenities, services or utilities is allocated to the Property is determined on an arms - length basis or some other basis reasonably determined by Landlord . In the case where the definition of the Property or the Centre is revised for purposes of the allocation or determination of Operating Expenses, Tenant's Proportionate Share shall be appropriately revised . The Rentable Area of the Property and the Centre is s ubject to adjustment by Landlord from time to time to reflect any remeasurement thereof by Landlord ' s architect, at Landlord 's request, and /o r as a result of any additions or deletions to any of the buildings in the Centre as designated by Landlord . Landlord shall have the sole right to determine which portions of the Ce ntre and other areas , if any , shall be served by common management, operation, maintenance and repair . Landlord shall have the exclusive rights to the airspace above and around, and the subsurface below, the Premi ses and other portions of the Building and the Ce ntre . 20. MISCELLANEOUS (a) Attorneys' Fees . In the event of any legal action or proceeding brought by either party against the other arising out of this Lease, the prevailing party shall be entitled to recover reasonable attorneys' fees and costs (i ncluding , without limitation , court costs and expert witness fees) incurred in such action . Such amounts shall be included in any judgment rendered in any such action or proceeding . (b) Waiver . No waiver by Landlord of any provi s ion of this Lease or of any breach by Tenant hereunder shall be deemed to be a waiver of any other provision hereof , or of any subsequent breach by Tenant . Landlord's consent to or approval of any act by Tenant requiring Landlord 's consent or approval under this Lease shall not be deemed to render unnecessary the obtaining of Landlord 's consent to or approval of any subsequent act of Tenant . No act or thing done by Landlord or Landlord's agents during the term of this Lea se s hall be deemed an acceptance of a surrender of the Premi ses, unless in writing signed by Landlord . The delivery of the keys to any employee or agent of Landlord shall not operate as a termination of the Lease or a surrender of the Premises . The acceptance of any Rent by Landlord following a breach of thi s Lease by Tenant shall not constitute a waiver by Landlord of such breach or any other breach unle ss such waiver is expressly stated in a writing signed by Landlord . (c) Notices . Any notice, demand , reque s t , co n sen t , approval, disapproval or cert ificate ( " Notice ") required or desired to be given under this Lease shall be in writing and given by certified mail , return receipt r e quested , by personal delivery or by a nationally recognized overnight delivery service (s uch as Federal Express or UPS) providing a receipt for delivery . Notices may not be given by facsimile . The date of giving any Notice shall be deemed to be the date upon which delivery i s actually made by one of the method s described in this Section 20 (c) (or attempted if sa id delivery is refused or rejected) . Ifa Not ice is received on a Saturday, Sunday or legal holiday , it shall be deemed received o n the next business day . All notices, demand s, requests , consents, approvals , disapprovals , or certificates shall be addressed at the address specified in Item J 4 of the Basic Lease Provisions or to such other addresses as may be specified by written notice from Landlord to Tenant and if to Tenant, at the Premises . Either party may change its address by giving reasonable advance written No tice of its new address in accordance with the methods described in thi s Paragraph ; provided, however , no notice of either party's change o f address s hall be effective until fifteen(! 5 ) days after the addressee's actual receipt thereof . For the purpose of this Lea se, Landlord's counsel may provide Notices to Tenant on behalf of Landlord and such notices s h a ll be binding on Tenant as if s uch n o tices have been provided directly by Landlord . (d) Access Control . Landlord s hall be the sole determinant of the type and amount of any access control or courtesy guard services to be provided to the Property, if any . IN ALL EVENTS, LANDLORD SHALL NOT BE LIABLE TO TENANT, AN D TENANT HEREBY WAIVES ANY CLAIM AGAINST LANDLORD, FOR (I) ANY UNAUTHORIZED OR CRIMINAL ENTRY OF THIRD PARTIES INTO THE PREMISES, THE BUILDING , THE PROPERTY OR THE CENTRE, (11) ANY DAMAGE TO PERSONS, OR ( III ) ANY LOSS OF PROPERTY IN AND ABOUT THE PREMISES, THE BUILDING, THE PROPERTY OR THE CENTRE, BY OR 34 MHDocs 5922187_3 8614 . 1

FROM ANY UNAUTHORIZED OR CRIMINAL ACTS OF THIRD PARTIES, REGARDLESS OF ANY ACTION, INACTION, FAILURE, BREAKDOWN, MALFUNCTION AND/OR INSUFFICIENCY OF THE ACCESS CONTROL OR COURTESY GUARD SERVICES PROVIDED BY LANDLORD, IF ANY. Tenant shall provide such supple ental security services and shall install within the Pre ises such supple ental security equip ent, syste s and procedures as ay reasonably be required for the protection of its e ployees and invitees, provided that Tenant shall coordinate such services and equip ent with any security provided by Landlord. The deter ination of the extent to which such supple ental security equip ent, syste s and procedures are reasonably required shall be ade in the sole jud ent, and shall be the sole responsibility, of Tenant. Tenant acknowled es that it has neither received nor relied upon any representation or warranty ade by or on behalf of Landlord with respect to the safety or security of the Pre ises or the Property or any part thereof or the extent or effectiveness of any security easures or procedures now or hereafter provided by Landlord, and further acknowled es that Tenant has ade its own independent deter inations with respect to all such atters.

(e) Stora e. Any stora e space at any ti e leased to Tenant hereunder shall be used exclusively for stora e. Notwithstandin any other provision of this Lease to the contrary, (i) Landlord shall have no obli ation to provide heatin , cleanin , water or air conditionin therefor, and (ii) Landlord shall be obli ated to provide to such stora e space only such electricity as will, in Landlord's jud ent, be adequate to li ht said space as stora e space.

(f) Holdin Over. If Tenant retains possession of the Pre ises after the ter ination or expiration of the Lease Ter , then Tenant shall, at Landlord's election beco e a tenant at sufferance (and not a tenant at will), such possession shall be subject to i ediate ter ination by Landlord at any ti e, and all of the other ter s and provisions of this Lease (excludin any expansion or renewal option or other si ilar ri ht or option) shall be applicable durin such holdover period, except that Tenant shall pay Landlord fro ti e to ti e, upon de and, as Base Rent for the holdover period, an a ount equal to double the Base Rent in effect at expiration date, co puted on a onthly basis for each onth or part thereof durin such holdin over. All other pay ents (includin pay ent of Additional Rent) shall continue under the ter s of this Lease. In addition, Tenant shall be liable for all da a es incurred by Landlord as a result of such holdin over. No holdin over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided, and this Para raph shall not be construed as consent for Tenant to retain possession of the Pre ises.

( ) Condition of Pre ises. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS LEASE, LANDLORD HEREBY DISCLAIMS ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY THAT THE PREMISES ARE SUITABLE FOR TENANT'S INTENDED PURPOSE OR USE, WHICH DISCLAIMER IS HEREBY ACKNOWLEDGED BY TENANT. THE TAKING OF POSSESSION BY TENANT SHALL BE CONCLUSIVE EVIDENCE THAT TENANT:

(i) ACCEPTS THE PREMISES, THE BUILDING AND LEASEHOLD IMPROVEMENTS AS SUITABLE FOR THE PURPOSES FOR WHICH THE PREMISES WERE LEASED;

(ii) ACCEPTS THE PREMISES, THE BUILDING AND THE CENTRE AS BEING IN GOOD AND SATISFACTORY CONDITION;

(iii) WAIVES ANY DEFECTS IN THE PREMISES AND ITS APPURTENANCES EXISTING NOW OR IN THE FUTURE, EXCEPT THAT TENANT'S TAKING OF POSSESSION SHALL NOT BE DEEMED TO WAIVE LANDLORD'S COMPLETION OF MINOR FINISH WORK ITEMS THAT DO NOT INTERFERE WITH TENANT'S OCCUPANCY OF THE PREMISES; AND

(iv) WAIVES ALL CLAIMS BASED ON ANY IMPLIED WARRANTY OF SUITABILITY OR HABITABILITY.

(h) Quiet Possession. Upon Tenant's payin the Rent reserved hereunder and observin and perfor in all of the covenants, conditions and provisions on Tenant's part to be observed and perfor ed hereunder, Tenant shall have quiet possession of the Pre ises for the ter hereof without hindrance or ejection by any person lawfully clai in under Landlord, subject to the provisions of this Lease and to the provisions of any (i) covenants, conditions and restrictions, (ii) aster lease, or (iii) Security Docu ents to which this Lease is subordinate or ay be subordinated.

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(i) Matters of Record. Except as otherwise provided herein, this Lease and Tenant's ri hts hereunder are subject and subordinate to all atters affectin Landlord's title to the Property recorded in the Real Property Records of the County in which the Property is located, prior to and subsequent to the date hereof, includin , without li itation, all covenants, conditions and restrictions. Tenant a rees for itself and all persons in possession or holdin under it that it will co ply with and not violate any such covenants, conditions and restrictions or other atters of record. Landlord reserves the ri ht, fro ti e to ti e, to rant such ease ents, ri hts and dedications as Landlord dee s necessary or desirable, and to cause the recordation of parcel aps and covenants, conditions and restrictions affectin the Pre ises, the Buildin or the Centre, as lon as such ease ents, ri hts, dedications, aps, and covenants, conditions and restrictions do not aterially interfere with the use of the Pre ises by Tenant. At Landlord's request, Tenant shall join in the execution of any of the afore entioned docu ents.

(j) Successors and Assi ns. Except as otherwise provided in this Lease, all of the covenants, conditions and provisions of this Lease shall be bindin upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assi ns. Tenant shall attorn to each purchaser, successor or assi nee of Landlord.

(k) Brokers. Tenant warrants that it has had no dealin s with any real estate broker or a ent in connection with the ne otiation of this Lease, exceptin only the brokers na ed in *Item 12* of the Basic Lease Provisions and that it knows of no other real estate broker or a ent who is or i ht be entitled to a co ission in connection with this Lease. Tenant hereby a rees to inde nify, defend and hold Landlord har less for, fro and a ainst all clai s for any brokera e co issions, finders' fees or si ilar pay ents by any persons other than those listed in *Item 12* of the Basic Lease Provisions and all costs, expenses and liabilities incurred in connection with such clai s, includin reasonable attorneys' fees and costs.

(l) Centre or Buildin Na e and Si na e. Landlord shall have the ri ht at any ti e to install, affix and aintain any and all si ns on the exterior and on the interior of the Centre or Buildin as Landlord ay, in Landlord's sole discretion, desire. Tenant shall not use the na e of the Centre or Buildin or use pictures or illustrations of the Centre or Buildin in advertisin or other publicity or for any purpose other than as the address of the business to be conducted by Tenant in the Pre ises, without the prior written consent of Landlord. Additionally, Landlord shall have the exclusive ri ht at all ti es durin the Lease Ter to chan e, odify, add to or otherwise alter the na e, nu ber, or desi nation of the Buildin and/or the Centre, and Landlord shall not be liable for clai s or da a es of any kind which ay be attributed thereto or result therefro .

( ) Exa ination of Lease. Sub ission of this instru ent for exa ination or si nature by Tenant does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution by and delivery to both Landlord and Tenant.

(n) Ti e. Ti e is of the essence of this Lease and each and all of its provisions.

(o) Defined Ter s and Mar inal Headin s. The words "Landlord" and "Tenant" as used herein shall include the plural as well as the sin ular and for purposes of Articles 5, 7, 13 and 19, the ter Landlord shall include Landlord, its e ployees, contractors and a ents. The ar inal headin s and titles to the articles of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

(p) Conflict of Laws; Prior A ree ents; Separability. This Lease shall be overned by and construed pursuant to the laws of the State. This Lease contains all of the a ree ents of the parties hereto with respect to any atter covered or entioned in this Lease. No prior a ree ent, understandin or representation pertainin to any such atter shall be effective for any purpose. No provision of this Lease ay be a ended or added to except by an a ree ent in writin si ned by the parties hereto or their respective successors in interest. The ille ality, invalidity or unenforceability of any provision of this Lease shall in no way i pair or invalidate any other provision of this Lease, and such re ainin provisions shall re ain in full force and effect.

(q) Authority. If Tenant is a corporation or li ited liability co pany, each individual executin this Lease on behalf of Tenant hereby covenants and warrants that Tenant is a duly authorized and existin corporation or li ited liability co pany, that Tenant has and is qualified to do business in the State, that the corporation or li ited liability co pany has full ri ht and authority to enter into this Lease, and that each person si nin on behalf

36

MHDocs 5922187_3 8614.1

of the corporation is authorized to do so. If Tenant is a partnership or trust, each individual executin this Lease on behalf of Tenant hereby covenants and warrants that he is duly authorized to execute and deliver this Lease on behalf of Tenant in accordance with the ter s of such entity's partnership or trust a ree ent. Tenant shall provide Landlord on de and with such evidence of such authority as Landlord shall reasonably request, includin , without li itation, resolutions, certificates and opinions of counsel. This Lease shall not be construed to create a partnership, joint venture or si ilar relationship or arran e ent between Landlord and Tenant hereunder.

(r) Joint and Several Liability. If two or ore individuals, corporations, partnerships or other business associations (or any co bination of two or ore thereof) shall si n this Lease as Tenant, the liability of each such individual, corporation, partnership or other business association to pay Rent and perfor all other obli ations hereunder shall be dee ed to be joint and several, and all notices, pay ents and a ree ents iven or ade by, with or to any one of such individuals, corporations, partnerships or other business associations shall be dee ed to have been iven or ade by, with or to all of the . In like anner, if Tenant shall be a partnership or other business association, the e bers of which are, by virtue of statute or federal law, subject to personal liability, then the liability of each such e ber shall be joint and several.

(s) Rental Allocation. For purposes of Section 467 of the Internal Revenue Code of 1986, as a ended fro ti e to ti e, Landlord and Tenant hereby a ree to allocate all Rent to the period in which pay ent is due, or if later, the period in which Rent is paid.

(t) Rules and Re ulations. Tenant a rees to co ply with all rules and re ulations of the Buildin and the Centre i posed by Landlord as set forth on *Exhibit C* attached hereto, as the sa e ay be chan ed fro ti e to ti e upon reasonable notice to Tenant. Landlord shall not be liable to Tenant for the failure of any other tenant or any of its assi nees, subtenants, or their respective a ents, e ployees, representatives, invitees or licensees to confor to such rules and re ulations.

(u) Joint Product. This A ree ent is the result of ar s-len th ne otiations between Landlord and Tenant and their respective attorneys. Accordin ly, neither party shall be dee ed to be the author of this Lease and this Lease shall not be construed a ainst either party.

(v) Financial State ents. Upon Landlord's written request, Tenant shall pro ptly furnish Landlord, fro ti e to ti e, with the ost current audited financial state ents prepared in accordance with enerally accepted accountin principles, certified by Tenant and an independent auditor to be true and correct, reflectin Tenant's then current financial condition. Tenant shall not be required to deliver the financial state ents required under this Section 20(v) ore than twice in any 12- onth period unless an event of default occurs or such financial state ent is requested by (i) the ort a ee or beneficiary under any deed of trust, ort a e, or other security instru ent coverin all or part of the Pre ises, (ii) the lessor under any round lease, aster lease, or pri ary lease coverin all or part of the Pre ises, or (iii) or a prospective buyer or lender of the Buildin .

(w) Force Majeure. Any prevention, delay or stoppa e due to strikes, lockouts, labor disputes, acts of God, acts of war, terroris , terrorist activities, inability to obtain services, labor, or aterials or reasonable substitutes therefore, overn ental actions, civil co otions, fire, flood, earthquake or other casualty, and other causes beyond the reasonable control of the party obli ated to perfor , except with respect to the obli ations i posed with re ard to Rent and other char es to be paid by Tenant pursuant to this Lease and except as to Tenant's obli ations under Article 6 and Article 8 of this Lease and Section 20(f) of this Lease (collectively, a "Force Majeure"), notwithstandin anythin to the contrary contained in this Lease, shall excuse the perfor ance of such party for a period equal to any such prevention, delay or stoppa e and, therefore, if this Lease specifies a ti e period for perfor ance of an obli ation of either party, that ti e period shall be extended by the period of any delay in such party's perfor ance caused by a Force Majeure.

(x) Counterparts. This Lease ay be executed in several counterparts, each of which shall be dee ed an ori inal, and all of which shall constitute but one and the sa e instru ent.

(y) APPRAISED VALUE. TENANT HEREBY WAIVES ALL RIGHTS TO PROTEST THE APPRAISED VALUE OF THE PROPERTY OR TO APPEAL THE SAME AND ALL RIGHTS TO RECEIVE

37

MHDocs 5922187_3 8614.1

NOTICES OF REAPPRAISALS AS SET FORTH IN SECTIONS 41.413 AND 42.015 OF THE TEXAS TAX CODE. (z) DECEPTIVE TRADE PRACTICES . TENANT HEREBY WAIVES ALL ITS RIGHTS UNDER THE DECEPTIVE TRADE PRACTICES - CONSUMER PROTECTION ACT, SECTION 17 . 41 ET . SEQ . OF THE TEXAS BUSINESS AND COMMERCE CODE, A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND PROTECTIONS . AFTER CONSULTATION WITH AN ATTORNEY OF TENANT'S OWN SELECTION, TENANT VOLUNTARILY CONSENTS TO THIS WAIVER . (aa) Waiver of Right to Jury Trial . LANDLORD AND TENANT WAIVE THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY OF ANY CONTRACT OR TORT CLAIM, COUNTERCLAIM, CROSS COMPLAINT, OR CAUSE OF ACTION IN ANY ACTION, PROCEEDING, OR HEARING BROUGHT BY EITHER PARTY AGAINST THE OTHER ON ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, OR TENANT'S USE OR OCCUPANCY OF THE PREMISES, INCLUDING WITHOUT LIMITATION ANY CLAIM OF INJURY OR DAMAGE OR THE ENFORCEMENT OF ANY REMEDY UNDER ANY CURRENT OR FUTURE LAW , STATUTE, REGULATION, CODE, OR ORDINANCE . (bb) Office and Communications Services . Landlord has advised Tenant that certain office and communications services may be offered to tenants of the Building by a concessionaire under contract to Landlord ("Provider") . Te nant shall be permitted to contract with Provider for the provision of any or all of such services on such terms and conditions as Tenant a nd Provider may agree . Tenant acknowledges and agrees that : (i) Landlord has made no warranty or representation to Tenant with r es pe c t to the availability of any such services, or the quality, reliability or suitability thereof ; (ii) the Provider is not acting as the agent or representative of Landlord in the provision of such services, and Landlord shall have no liability or responsibility for any failure or inadequacy of such services, or any equipment or facilities used in the furnishing thereof, or any act or o mis s i on of Provider, or its agents, employees, representatives, officers or contractors ; ( iii ) Landlord shall have no responsibility or liability for the installation, alteration, repair, maintenance, furnishing, operation, adjustment or removal of any such services, equipment or facilities ; and (iv) any contract or other agreement between Tenant and Provider shall be independent of this Lease, the obligations of Tenant hereunder , and the rights of Landlord hereunder, and, without limiting the foregoing, no default or failure of Provider with respect to any such services, equipment or facilities, or under any co ntra ct or agreement relating thereto, s h all have any effect on this Lease or give to Tenant any offset or defense to the full and timely performance of it s obligations hereunder , or entitle Tenant to any abatement of rent or additional rent or any other payment required to be made by Tenant hereunder, or constitute any accrual or constructive eviction of Tenant, or otherwise give rise to any other claim of any nature against Landlord . (cc) OF AC Compliance. (i) Certification . Tenant certifies, represents, warrants and covenants that: (A) It is not acting and will not act, directly o r indirectly, for or on behalf of any person, group, entity, or nation named by any Executive Order or the United States Treasury Department as a terrorist, " Speci a lly Designated National and Blocked Person", or other banned or blocked person, entity , nation or transaction pursuant to any l aw, o rder , rule, or regulation that is enforced or administered by the Office ofForeign Assets Control ; and (B) It is not engaged in t hi s transaction, directly or indirectly on behalf of, or instigating or facilitating this tran sac tion , directly or indirectly on behalf of, any such person, group, entity or nation . (ii) Indemnity . Tenant hereby agrees to defend (with counsel reaso n ab l y acceptable to Landlord), indemnify and hold harmless Landlord and the Landlord Indemnitees from and against any and all C l aims arising from or related to any such breach of the foregoing certifications, representations, warranties and covenants . 38 MHDocs 5922187_3 8614 . 1

(dd) No Easement for Light . Air and View . This Lease conveys to Tenant no rights for any light, air or view . No diminution of light, air or view, or any impairment of the visibility of the Premises from inside or outside the Building, by any structure or other object that may hereafter be erected (whether or not by Landlord ) shall entitle Tenant to any reduction of Rent under this Lease, constitute an actual or constructive eviction of Tenant, re sult in any liability of Landlord to Tenant, or in any other way affect this Lease or Tenant's obligations hereunder . (e e) Non - Disclosure of Lease Terms . Tenant agrees that the terms of this Lease are confidential and constitute proprietary information of Landlord, and that disclo s ure of the terms hereof co uld adversely affect the ability of Landlord to negotiate with other tenants . Tenant hereby agrees that Tenant and its partners, officers, directors , employees, agents, real estate brokers and sa les persons and attorneys shall not disclose the term s of this Lease to any other person without Landlord's prior written consent, except to any accountants of Tenant in connection with the preparation of Tenant's financial statements or tax returns , to an assignee of this Lease or subtenant of the Premises, or to an entity or person to whom disclosure is required by applicable law or in connection with any action brought to enforce this Lea se . (ft) Inducement Recapture in Event of Default . Any agreement by Landlord for free or abated rent or other charges applicable to the Premi ses, or for the giving or paying by Landlord to or for Tenant of any cash or other bonus, inducement or consideration for Tenant's entering into this Lease , including , but not limited to , any tenant fini s h allowance, all of which concessions are hereinafter referred to as " Inducement Provisions " s hall be deemed conditioned upon Tenant's full and faithful performance of all of the term s , covenants and conditions of this Lease to be performed or observed by Tenant during the term hereof as the sa me may be e x tended . Upon the occurrence of an event of default (as defined in Paragraph 12 ) of this Lease by Tenant, any such Inducement Provision shall automatically be deemed deleted from this Lease and ofno further force or effect, and any rent , other c harge , bonus, inducement or consideration theretofore abated , given or paid by Landlord under such an Inducement Provision s hall be immediately due and pa ya ble by Tenant to Landlord, and recoverabl e by Landlord, as additional rent due under thi s Lease, notwithstanding any subsequent cure of said event of default by Tenant . The acceptance by Landlord of rent or the cure of the event of default which initiated the o peration of thi s Paragraph 20 (ff) sha ll not be deemed a waiver by Landlord of the provisions of this Paragraph 20 (ff) unl ess specifically so s tated in writing by Landlord at the time of s uch acceptance . (gg) ERISA . Tenant is not an " employee benefit plan " as defined in Sect ion 3 (3) o f the Employee Retirement Income Security Act of 1974 ("ERISA") , which is s ubject to Title I of ERISA, o r a " pl an" as defined in Section 4975 (e)(I) of the Internal Revenue Code of 1986 , which is s ubject to Section 4975 of the Internal Revenue Code of 1986 ; and (b) the assets ofTenant do not constitute "pla n assets" of one or m o re s uch plans for purposes of Title I of ERiSA or Section 4975 of the Internal Revenue Co de of 198 6 ; and (c) Ten an t is not a "gove rnmental plan " within the meaning of Section 3 (32) of ERISA , and assets of T e nant do n ot constitute plan assets of one or more s uch plans ; or ( d ) transactions by or with Tenant are n ot in v iol at ion of state s tatute s app li ca ble to Tenant regulating investment s of and fiduciary obligations with respect to governmental plans . (hh) Limitation on Liability . Notwithstanding anything contained in thi s Lease or in any other document executed in connection with the transaction contemplated hereb y to the co ntrary and without limitation of Paragraph I 7 (c) hereof , any liability of Landlord s hall be sa ti sfied so lely from Landlord's equity interest in the Property and in no eve nt against any other assets of the Landlord, o r Landlord's officers or directors . The provisions of this Paragraph 20 (hh) will survive the expiration or earlier termination of this Lease . [SIGNATURE PAGE TO FOLLOW/ 39 MHDocs 5922187_3 8614 . 1

SIGNATURE PAGE TO Ol'FICE LEASB BY AND BETWEEN TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERlCA, A NEW YORK CORPORATION, FOR THE BENEFIT OF THE REAL ESTATE ACCOUNT, AS LANDLORD, AND G2 lNTERNATIONAI,, A TEXAS CORPORATION, AS TENANT IN WITNESS WHEREOF, the parties have executed this Lease to be effective as of the Date of t h i s Lease. "LANDLORD" : "TENANT": TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA, a New York corporation, for the benefit of the Real Estate Account B - - - y - - : - • o 40 MHDocs 5922187 _ 3 8 6 14.1 Name: 1,d4 - o ! h - - - L Title: 5b / V t oe J> uZt:= ./4 - l t ;( _ G2 INTERNATIONAL, a Texas corporation By: Name: - -- .;; - ,.,,..' - ' \ - '!O :c= ' - ' - - = . - . - = - Title:

EXHIBIT A-1

FLOOR PLAN OF THE PREMISES


0 5' 10'
SCALE
14TH FLOOR
THREE LINCOLN CENTRE
5430 LBJ FREEWAY DALLAS, TX 75240
AN INVESTMENT OF
TIAA CREF
LINCOLN CENTRE
SUITE 1485
RSF 1,502
MARKETING PLAN
CUSHMAN & WAKEFIELD.
INTERPRISE
Imagine. Innovation. Inside.

A-1 - 1

MHDocs 5922187_3 8614.1

EXHIBIT A - 2 LEGAL DESCRIPTION OF THE PROPERTY A - 2 - I MHDocs 592218 7 _ 3 8614.1 BUILDING ONE Being a tract of land situated in the Isaiah Park Survey, Abstract No. 1144, Dallas County, Texas and being part of the City of Dallas Block 7000, and being more particularly described as follows: BEGINNING at the intersection of the South line of IH - 635 (variable width) and the West line of Noel Road ( 60 ft . R . O . W . ) ; Thence along said West line of Noel Road and along a circular curve to the right having a beginning tangent of South 25 E 53 ' 11 " East, a central angle of 25 E 57 ' 41 ", a radius of 50 . 00 ft . , a tangent length of 11 . 53 ft . and an arc length of 22 . 66 ft . to the end of said circular curve to the right ; THENCE South OE 04' 30" West along said West line of Noel Road a distance of 414.27 ft. to a point for a corner; THENCE North 89E 55' 30" West departing said West line of Noel Road a distance of260.03 ft. to a point for a corner; THENCE North OE 0 l' 56" East a distance of 89.08 ft. to a point for a corner; THENCE South 89E 47' 55" West a distance of279.59 ft. to a point for a corner; THENCE South 89E 54' 25" West a distance of 109.46 ft. to a point for a corner; THENCE North OE 02' 56" West a distance of 145.00 ft. to a point for a corner; THENCE North 36E 29' 54" West a distance of 52.74 ft. to a point for the beginning of a circular curve to the left; THENCE along said circular curve to the left having a beginning tangent bearing of South 75 E 26 ' 44 " West , a central angel of 34 E 51 ' 45 ", a radius of 550 . 0 ft . , a tangent length of 172 . 69 ft . and an arc length of 334 . 66 ft . to a point of compound circular curvature ; THENCE along said compound curve having a beginning tangent bearing of South 40 E 34 ' 59 " West, a central angle of 43 E 42 ' 32 ", a radius of 425 . 0 ft . , a tangent length of I 70 . 46 ft . and an arc length of 324 . 22 ft . to e nd of said curve to the left ; THENCE South 89E 53' 54" West a distance of60.57 ft. to a point for a corner; THENCE North I8E 17' 28" West a distance of 151.56 ft. to a point for a corner; THENCE North 24E 50' 40" West a distance of 163.64 ft. to a point in said South line of IH - 635 for a corner; THENCE Nort h 67E 20' 10 " East along said South line of IH - 635 a distance of 95.0 ft. to a point for a corner; THENCE continuing along sa id South line of IH - 635 North 51E 20' 10" East a distance of 263.0 ft. to a point for a corner;

THENCE continuing along said South line of IH - 635 North 64 E 20 ' IO " East a distance of 249 . 78 ft . to a point for a corner ; THENCE continuing along said South line of IH - 635 North SOE 20 ' 10 " East a distance of 20 I . IO ft . to a point for a corner ; THENCE continuing along said South line of IH - 635 South 89E 57' IO" East a distance of 517.62 ft. to the Point of Beginning and containing 8.2064 Acres (35 7,471 sq. ft.) of land. BUILDING TWO Being a tract of land situated in the Isaiah Park Survey, Abstract No . 1144 , Dallas County, Texas and being part of the City of Dallas Block 7000 , and being more particularly described as follows : BEGINNING at the intersection of the South line of IH - 635 (va riable width) and the West line of Noel Road ( 60 ft . R . O . W . ) ; Thence along said West line of Noel Road and along a circular curve to the right having a beginning tangent of South 25 E 53 ' 11 " East, a central angle of 25 E 57 ' 4 I", a radius of 50 . 00 ft . , a tangent length of 11 . 53 ft . and an arc length of 22 . 66 ft . to the end of said circular curve to the right ; Thence South 00 E 04 ' 30 " West along said West line of Noel Road a distance of 691 . 65 ft . to the True Point of Beginning : THENCE South 00E 04' 30" West continuing along said West line of No el Road a distan ce of235.33 ft. to a point for a corner; THENCE North 89E 55' 30" West leaving sa id West line of Noel Road a distance of241.80 ft. to a point for a corner; THENCE South 00 E 04 ' 30 " West a distance of 15 . 30 ft . to a point for a corner ; THENCE North 89 E 55 ' 30 " West a distance of 36 . 76 ft . to a point for a comer ; THENCE South 00 E 04 ' 3 0 " West a distance of 38 . 41 ft . to a point for a corner ; THENCE North 89 E 55 ' 3 0 " West a distance of 57 . 00 ft . to a point for a corner ; THENCE North 00 E 04 ' 30 " East a di sta nce of 6 . 3 ft . to a p o int for a comer ; THENCE North 89 E 55 ' 30 " West a distance of 28 . 14 ft . to a point for a corner ; THENCE South OE 04 ' 30 " West a distance of 7 . 5 ft . to an iron rod for a corner ; THENCE North 89E 55' 30" West a distance of 16.2 ft. to an iron rod for a corner; THENCE North OE 04' 30" East a distan ce of7.5 ft . to an iron rod for a corner; THENCE North 89E 55' 30" West a distance of 191.5 ft. to an iron rod for a corner; THENCE South 00E 04' 30" West a distance of 18.0 ft. to a point for a corner; THENCE North 89E 55' 30" West a di s tance of 82.0 ft. to a point for a corner; THENCE North 00E 04' 30 " Eas t a di s tance of24.5 ft. to a point for a corner; THENCE No rth 89E 55' 30" West a distance of 32. 10 ft. to a point for a co rner ; A - 2 - 2 MH D ocs 5922187 _ 3 8614 . 1

THENCE North 00E 04' 30" East a distance of3 I .00 ft. to a point for a corner; THENCE North 89E 55' 30" West a distance of 157.5 ft. to a point for a corner; THENCE South OE 04' 30" West a distance of 13.4 ft. to an iron rod for a corner; THENCE North 89E 55' 30" West a distance of27.6 ft. to an iron rod for a corner; THENCE North OE 04' 30" East a distance of 13.4 ft. to an iron rod for a corner; THENCE North 89E 55' 30" West a distance of 100.29 ft. to an iron rod for a corner; THENCE South 00E 04' 30" West a distance of 135.38 ft. to a point for a corner; THENCE South 73E 05' 00" West a distance of86.27 ft. to a point in the East line ofa 1 00 ft. Dallas Power & Light Company R.O . W. for a corner; THENCE North 16E 55' 00" West along said East line of 100 ft. Dallas Power & Light Company R.O.W. a distance of 465.82 ft. to a point for a corner; THENCE South 89E 55' 30" East a distance of 562.31 ft. to a point for a corner; THENCE North 30E 04' 30" East a distance of 57.58 ft. to a point for a corner; THENCE South 89E 55' 30" East a distance of 62.95 ft. to a point for a corner; THENCE South 30E 04' 30 " West a distance of 57.58 ft. to a point for a corner; THENCE South 89E 55' 30" East a di s tance of294.93 ft. to a point for a corner; THENCE South 00E 04' 30" West a distance of39.65 ft. to a point for a corner; THENCE South 89E 55' 30" East a distance of 269.33 ft. to the True Point of Beginning and containing 8.0410 Acres (350,266 sq. ft.) of land. BUILDING THREE Being a tract of land situated in the I sa iah Park Survey, Abstract No. 1144, Dallas County, Texas and being part of the City of Dallas Block 7000, and being more particularly described as follows: BEGINNING at the intersection of the South line of IH - 635 (variable width) and the West line of Noe l Road ( 60 ft . R . O . W . ) ; Thence along said West line of Noel Road and a l ong a circular curve to the right having a beginning tangent bearing of South 25 E 53 ' 11 " East, a central angle of 25 E 57 ' 41 ", a radius of 50 . 00 ft . , a tangent length of 11 . 53 ft . and an arc length of 22 . 66 ft . to the end of said circular curve to the right ; Thence South 00 E 04 ' 30 " West along said West line of Noel Road a distance of 926 . 98 ft . to the TRUE POINT OF BEGINNING ; THENCE South 00E 04' 30" West continuing along said West line of Noel Road a distance of 181.21 ft. to a point for a corner; THENCE South 37E 25' 55" West a distance of7.95 ft. to an iron rod set in the North line of Harvest Hill Road (60 ft. R.O.W.) for a corner; A - 2 - 3 MH D ocs 5922187 _ 3 8614 . 1

THENCE South 74 E 47 ' 20 " West along said North line of Harvest Hill Road a distance of 826 . 08 ft . to an iron rod set for the beginning of a circular curve to the right ; THENCE along said circular curve to the right having a beginning tangent bearing of South 74 E 47 ' 20 " West, a central angle of 07 E 33 ' 56 ", a radius of 1243 . 24 ft . , a tangent length of 82 . 20 ft . , and an arc length of 164 . 16 ft . along said North R . O . W . line of Harvest Hill Road ; THE NCE North 53E 45' 23" West a di s tance of 14.71 ft., to an iron rod set in the East line of a 100 ft. Dallas Power & Light Company R.O.W. ; THE NCE North 16 E 55 ' 00 " West along said East line of 100 ft . Dallas Power & Light Company R . O . W . a distance of 270 . 66 ft . , to an iron rod s et for a corner ; THENCE North 73E 05' 00" East a distance of86.27 ft. to an iron rod set for a corner; THENCE North 00E 04' 30" East a distance of 135.38 ft. to an iron rod set for a corner; THENCE South 89E 55' 30" East a distance of 100.29 ft. to an iron rod set for a corner; THENCE South OE 04' 30" West a distance of 13.4 ft. to an iron rod for a corner; THENCE South 89E 55' 30" East a di s tance of27.6 ft. to an iron rod for a corner; THENCE North OE 04' 30" East a distance of 13.4 ft. to an iron rod for a corner; THENCE South 89E 55' 30" East a distance of 157.5 ft. to an iron rod for a corner; THENCE South 00E 04' 30" West a distance of31.00 ft. to an iron rod set for a corner ; THENCE South 89E 55' 30" East a di s tance of 32. l 0 ft. to an iron rod set for a corner; THENCE South 00E 04' 30" West a distance of24.5 ft. to an iron rod s et for a corner; THENCE South 89E 55' 30" East a distance of 82.0 ft. to an iron rod set for a corner; THENCE North 00E 04' 30" East a distance of 18.0 ft. to an iron rod set for a corner; THENCE South 89E 55' 30" East a di sta nce of 191.5 ft. to an iron rod set for a corner; THENCE South OE 04' 30" West a distance of7.5 ft. to an iron rod for a corner; THENCE South 89E 55' 30" East a distance of 16.2 ft. to an iron rod for a corner; THENCE North OE 04' 30" East a distance of7.5 ft. to an iron rod for a corner; THENCE South 89E 55' 3 0" East a di s tance of28.14 ft. to an iron rod for a corner; THENCE South 00E 04' 30" West a distance of 6.3 ft. to an iron rod se t for a corner; THENCE South 89E 55' 30" East a distance of 57.00 ft. to a n iron rod set for a co rner ; THENCE North 00E 04' 30" East a di s tance of 38 .41 ft. to a n iron rod set for a co rner ; THENCE South 89E 55' 30" E ast a di s tance of 36.76 ft. to an iron rod set for a co rner ; A - 2 - 4 MH D ocs 5922187 _ 3 8614 . 1

THENCE Nort h 00E 04' 30" East a distance of 15.30 ft. to an i ron rod set for a corner; THENCE South 89E 55' 30" East a distance of 241.80 ft. to the TRUE POINT OF BEGINNING and co ntainin g 6.8002 acres (296,216 sq. ft.) of land. A - 2 - 5 MH D ocs 5922187 _ 3 8614 . 1

EXHIBIT B WORK LETTER THIS WORK LETTER is attached as Exhibit B to the Office Lease between Teachers Insurance and Annuity Association of America, a New York corporation, for the benefit of the Real Estate Account, as Landlord, and 02 International , a Texas corporation, as Tenant, and constitutes the further agreement between Landlord and Tenant as follows : A. TENANT IMPROVEMENTS . Landlord, at its sole cost, s hall co n s truct or cause to be constructed the "Tenant Improvements" ( herein so called) in compliance with the "Construction Documents" ( herein so called) to be prepared in substantial accordance with the pricing plan and construction bid dated October 24 , 2014 , approved by Landlord and Tenant attached hereto as Schedule I to this Exhibit B and incorporated herein for all purpo s e s . Tenant , at its sole cost and expense , is responsible to e n s ure that Tenant's bu s ines s operations at the Premises comply with applicable Laws . The term "S ubstantially Complete" and any derivations thereof mean the Tenant Improvements in the Premises are su bstantially completed (as reasonably determined by Landlord ) in s ubstantial accordance with the Construction Documents . Substantial Completion shall have occurred eve n though minor details of construction, decoration, and mechanical adjustments remain to be completed by Landlord . B. ADDITIONAL WORK . If Landlord performs , at Tenant's request and upon submission by Tenant and approval by Landlord of necessary plans and specifications therefor (as approved, the "Additional Work Plans" ) , any work over and above the Tenant Improvements ("A dditional Work") , including any Additional Work approved by change order or work order, then the A dditional Work is at Tenant 's expense . Landlord is not obligated to perform any Additional Work until Tenant pays Landlord the Actual Cost (hereafte r defined ) of the Additional Work, as estimated by Landlord . If the Actual Cost of the A dditional Work exceeds the estimated amount paid by Tenant , then Tenant shall pay the excess to Landlord as additional Rent . The term "Ac tual Cost" means the cost of all labor and mat er ials and all hard and so ft costs, together w ith the "Building Service Fee" of 5 % of all hard costs, incurred by Landlord in constructing th e Additional Work . The A dditi o n a l Work is n ot p art of the Te nant Improvements . If Landlord agrees to perform any Additional Work, then Landlord s hall request that its co ntract or estimate the additional amount of time that will be added to the completion of the Tenant Improvements because of the Additional Work (t he "Additional Work Period") . This estimate i s conclusive and binding on Landl o rd and Tenant for the purpose of establi shing t h e date on which the Premises are Substantially Complete . C. TENANT DELAYS . If Landlord is delayed in s ubstantially completing the Tenant Improvements or any Additional Work as a re s ult of any of the following (" Tenant Delay(s)") : (1) Tenant's failure to promptly and timely furni s h any inform a ti on required by Landlord; (2) Tenan t's delay in submitting any Additional Work Plan s or in modifying the Additional Work Plans as required by Landlord ; (3) Tenant's reque st fo r material s, finishes, o r in s tallations other than L a ndlord' s Buildin g sta ndard it e ms or for lon g lead items ; (4) Te nant's c hanges in the Construction Document s o r an y Additional Work Plans ; (5) interference with Landlord' s work by any Tenant Party ; o r B - I MHDocs 5922 1 87_3 8614.1

(6) Tenant's failure to timely obtain the approval, if required, of the Texas Department of Licensing and Regulation;

then the date of Substantial Completion is accelerated by the number of days of Tenant Delays.

D. EARLY ENTRY. Upon request by Tenant, Landlord shall permit Tenant and its contractors to enter the Premises seven (7) days prior to the Commencement Date, in order that Tenant may perform through its own contractor(s) (who must be approved by Landlord) other work and decorations Tenant wants in the Premises while Landlord's contractors are working (an "Early Entry"). This license to enter prior to Substantial Completion of Tenant Improvements is subject to the following conditions:

(1) Tenant's contractor(s) must work in harmony and not interfere with Landlord's contractors and subcontractors;

(2) prior to commencement of the work by Tenant's contractor(s), Tenant must deliver evidence to Landlord of compliance with the requirements of Paragraph 8; and

(3) Tenant is subject to all terms of this Lease other than the obligation to pay Base Rent and Tenant's share of electricity and Operating Expenses.

Landlord may revoke this license upon forty-eight (48) hours' notice to Tenant if the entry causes disharmony or interference with the Tenant Improvements or any Additional Work.

NO LANDLORD INDEMNITEE IS LIABLE IN ANY WAY FOR ANY INJURY, LOSS, OR DAMAGE THAT OCCURS TO ANY OF TENANT'S DECORATIONS OR INSTALLATIONS MADE PRIOR TO SUBSTANTIAL COMPLETION OF THE TENANT IMPROVEMENTS, THE ENTRY BEING SOLELY AT TENANT'S RISK. TENANT SHALL INDEMNIFY, DEFEND, AND HOLD LANDLORD INDEMNITEES HARMLESS FROM ANY CLAIMS ARISING FROM ACTIVITIES OF TENANT'S CONTRACTORS, WORKERS, AND MECHANICS, EVEN IF DUE IN WHOLE OR IN PART TO THE NEGLIGENCE OR STRICT LIABILITY OF ANY LANDLORD INDEMNITEE.

E. PROJECT ENGINEER. Tenant must use the fire alarm, mechanical, electrical, and plumbing engineer(s) of record for the Centre in connection with any Tenant Improvements or Additional Work affecting the Building's fire alarm, mechanical, electrical, or plumbing systems. Landlord shall designate from time to time (1) the mechanical, electrical and plumbing engineer of record for the Building; and (2) the fire alarm contractor of record for the Building.

F. PAYMENTS BY TENANT. All amounts payable by Tenant under this *Exhibit B* are payable to Landlord as additional Rent within ten (10) days after Tenant's receipt of Landlord's demand.

G. PUNCHLIST. When Landlord determines that it has Substantially Completed the Tenant Improvements and any Additional Work, Landlord shall notify Tenant. Within three (3) business days after the date of Landlord's notice to Tenant, Landlord and Tenant shall meet and inspect the Premises. Tenant shall reasonably specify any part of the Tenant Improvements or the Additional Work that is not in substantial compliance with the Construction Documents by delivering a punchlist to Landlord on the next business day after the date of the inspection. Landlord shall correct the items shown on the punchlist that are not in substantial compliance with the Construction Documents with reasonable due diligence and will have access to the Premises to do so.

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MHDocs 5922187_3 8614.1

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. ,,.,• B - 5 MHDo c s 5922187 _ 3 86 14 . 1 I [ · _) : - : - _ ...... " " II " - • - ------- - -

CUSHMAN & WAKEFIELD
TENANT IMPROVEMENT BUDGET CALCULATION
11.6.14

BUILDING	THREE LINCOLN CENTRE
TENANT	G2 INTERNATIONAL
SUITE	1485
PLAN DATE	10.24.14 INTERPRISE DESIGN SP #1
RSF	1,502

DESCRIPTION	DALLAS CONSTRUCTORS, INC. TOTAL	$ / RSF	COMMENT
DEMOLITION	$1,250.00	$0.83	
DOORS / FRAMES / HARDWARE / KEYING	$3,560.00	$2.37	
GLASS / GLAZING	$0.00	$0.00	
WINDOW TREATMENTS	$0.00	$0.00	
WALL FINISHES	$2,580.00	$1.72	
MILLWORK / CARPENTRY	$3,584.00	$2.39	
FLOORING	$3,054.00	$2.03	
DRYWALL / ACOUSTICAL	$3,802.00	$2.53	
APPLIANCES	$0.00	$0.00	
SPECIALTIES	$0.00	$0.00	
ELECTRICAL POWER / LIGHTING / METERING	$6,008.00	$4.00	
HVAC	$1,850.00	$1.23	
AIR BALANCE	$850.00	$0.57	
PLUMBING	$5,800.00	$3.86	
FIRE SPRINKLER	$1,456.00	$0.97	
FIRE ALARM	$2,325.00	$1.55	
SUBCONTRACTOR TOTAL	**$36,119.00**	**$24.05**	
GENERAL CONDITIONS (PROJECT MANAGEMENT, PROJECT SUPERVISION, PERMIT FEES, CERTIFICATE OF OCCUPANCY FEES, LIABILITY INSURANCE AND FINAL CLEANING COSTS)	$2,700.00	$1.80	SUM OF GENERAL CONDITIONS AND OH&P (NUMBER BELOW)
OVERHEAD & PROFIT	$2,500.00	$1.66	**$5,200.00**
			14.40%
SUBTOTAL	$41,319.00	$27.51	SUM OF GENERAL CONDITIONS AND OH&P VERSUS SUBCONTRACTOR TOTAL (NUMBER ABOVE)
REMODEL TAX (8.25% PER THE STATE OF TEXAS)	$3,408.82	$2.27	
BASE CONSTRUCTION BUDGET AMOUNT	**$44,727.82**	**$29.78**	**4-6 WEEK SCHEDULE**
ALTERNATES			
	$0.00	$0.00	PENDING
	$0.00	$0.00	PENDING
ALTERNATES TOTAL	**$0.00**	**$0.00**	**NO ALTERNATES SELECTED**
CONSTRUCTION + ALTERNATES	**$44,727.82**	**$29.78**	**NO ALTERNATES SELECTED**
SOFT COSTS			
CONSTRUCTION MANAGEMENT FEE (5% OF CONSTRUCTION COSTS)	$2,236.39	$1.49	
ARCHITECTURAL DESIGN SERVICES	$2,467.22	$1.64	CUSHMAN & WAKEFIELD ESTIMATE
MEP DESIGN SERVICES	$1,239.15	$0.82	CUSHMAN & WAKEFIELD ESTIMATE
ASBESTOS SURVEY	$1,250.00	$0.83	CUSHMAN & WAKEFIELD ESTIMATE
SOFT COST TOTAL	**$7,192.76**	**$4.79**	
CONSTRUCTION + ALTERNATES + SOFT COSTS	**$51,920.58**	**$34.57**	

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MHDocs 5922187_3 8614.1

SCHEDULE 2

A. Tenant's Service Providers shall, at each party's own expense, maintain insurance as set forth below. Each Service Provider shall maintain the following insurance at all times when the Service Provider performs work in or delivers to the Centre:

1. Commercial general liability insurance written on the most current form of ISO CG 00 01 (occurrence basis) or its equivalent, have a minimum each occurrence limit of $1,000,000, a minimum general aggregate limit of $2,000,000, and not exclude this Lease from the definition of "Insured Contract" under the contractual liability provisions;

2. Workers' compensation insurance complying with statutory requirements of the State of Texas and employers liability insurance in amounts not less than $500,000 bodily injury per accident/$500,000 disease each employee/$500,000 disease policy limit;

3. Business automobile insurance for claims arising out of ownership, maintenance, or use of owned, non-owned, and hired motor vehicles at, upon, or away from the Centre. The minimum limits must be $1,000,000 each occurrence;

4. Excess/umbrella liability insurance, applying on at least a "following form" (or primary) basis, in excess of commercial general liability, employers liability, and business automobile liability, with a minimum limit of $3,000,000 each occurrence and aggregate, where applicable; and

5. Such additional insurance coverages or other policy limits as Landlord reasonably requires.

B. Landlord, Landlord's designated property management firm and all Landlord Indemnitees shall be named additional insureds on each of said policies (excluding the worker's compensation policy) and said policies shall be issued by an insurance company or companies authorized to do business in the State and which have policyholder ratings not lower than "A-" and financial ratings not lower than "IX" in Best's Insurance Guide (latest edition in effect as of the date of this Lease and subsequently in effect as of the date of renewal of the required policies). EACH OF SAID POLICIES SHALL ALSO INCLUDE A WAIVER OF SUBROGATION PROVISION OR ENDORSEMENT IN FAVOR OF LANDLORD AND THE LANDLORD INDEMNITEES, AND AN ENDORSEMENT PROVIDING THAT LANDLORD SHALL RECEIVE THIRTY (30) DAYS PRIOR WRITTEN NOTICE OF ANY CANCELLATION OF, NON-RENEWAL OF, REDUCTION OF COVERAGE OR MATERIAL CHANGE IN COVERAGE ON SAID POLICIES. In addition, all policies of the Service Providers shall be endorsed to be primary, with the policies of all Landlord Indemnitees being excess, secondary and non-contributing. Each Service Provider hereby waives its right of recovery against any Landlord Indemnitee of any amounts paid by it or on its behalf to satisfy applicable worker's compensation laws. The policies or duly executed certificates showing the material terms for the same, together with satisfactory evidence of the payment of the premiums therefor, shall be deposited with Landlord on the date each Service Provider first enters the Centre and upon renewals of such policies not less than fifteen (15) days prior to the expiration of the term of such coverage. If certificates are supplied rather than the policies themselves, each Service Provider shall allow Landlord, at all reasonable times, to inspect its policies of insurance required herein.

C. With respect to insurance coverages, except worker's compensation, maintained hereunder by each Service Provider and insurance coverages separately obtained by Landlord, all insurance coverages afforded by policies of insurance maintained by each Service Provider shall be primary insurance as such coverages apply to Landlord, and such insurance coverages separately maintained by Landlord shall be excess, and each Service Provider shall have its insurance policies so endorsed. The amount of liability insurance under insurance policies maintained by each Service Provider shall not be reduced by the existence of insurance coverage under policies separately maintained by Landlord. Each Service Provider shall be solely responsible for any premiums, assessments, penalties, deductible assumptions, retentions, audits, retrospective adjustments or any other kind of payment due under its policies. Each Service Provider shall increase the amounts of insurance or the insurance coverages as Landlord may reasonably request from time to time.

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MHDocs 5922187_3 8614.1

EXHIBIT C

BUILDING RULES AND REGULATIONS

1. Sidewalks, doorways, vestibules, halls, stairways, and similar areas shall not be obstructed nor shall refuse, furniture, boxes or other items be placed therein by Tenant or its officers, agents, servants, and employees, or used for any purpose other than ingress and egress to and from the leased premises, or for going from one part of the Building to another part of the Building. Canvassing, soliciting and peddling in the Building are prohibited.

2. Plumbing fixtures and appliances shall be used only for the purposes for which constructed and no unsuitable material shall be placed therein.

3. No signs, directories, posters, advertisements, or notices shall be painted or affixed on or to any of the windows or doors, or in corridors or other parts of the Building except in such color, size and style and in such places as shall be first approved in writing by Landlord in its discretion. Building standard suite identifications signs will be prepared by Landlord at Tenant's expense. Landlord shall have the right to remove all unapproved signs without notice to Tenant, at the expense of Tenant.

4. Tenants shall not do, or permit anything to be done in or about the Building, or bring or keep anything therein, that will in any way increase the rate of fire or other insurance on the Building, or on property kept therein or otherwise increase the possibility of fire or other casualty.

5. Landlord shall have the power to prescribe the weight and position of heavy equipment or objects which may overstress any portion of the floor. All damage done to the Building by the improper placing of such heavy items will be repaired at the sole expense of the responsible Tenant.

6. A Tenant shall notify the Building manager when safes or other heavy equipment are to be taken in or out of the Building, and the moving shall be done after written permission is obtained from Landlord on such conditions as Landlord shall require.

7. Corridor doors, when not in use, shall be kept closed.

8. All deliveries must be made via the service entrance and service elevator. Landlord's written approval must be obtained for any delivery after normal working hours.

9. Each Tenant shall cooperate with Landlord's employees in keeping their leased premises neat and clean.

10. Tenants shall not cause or permit any improper noises in the Building, or allow any unpleasant odors to emanate from the leased premises, or otherwise interfere, injure or annoy in any way other tenants, or persons having business with them.

11. No animals shall be brought into or kept in or about the Building, except guide dogs or similar support animals accompanying persons who are physically disabled.

12. All Common Areas at the Centre are smoke-free. This includes all exterior building entrances, lobbies, garage lobbies, hallways, restrooms, elevators and fire stairwells. Additionally, pipe and/or cigar smoking is not permitted inside the building.

13. When conditions are such that Tenant must dispose of crates, boxes, etc., it will be the responsibility of Tenant to dispose of same prior to, or after the hours of 7:30 a.m. and 5:30 p.m., respectively.

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MHDocs 5922187_3 8614.1

14. No machinery of any kind, other than ordinary office machines such as computers, copiers and calculators, shall be operated on the leased premises without the prior written consent of Landlord, nor shall a tenant use or keep in the Building any flammable or explosive fluid or substance (including Christmas trees and ornaments, or any illuminating materials). No space heaters or fans shall be operated in the Building.

15. No bicycles, motorcycles or similar vehicles will be allowed in the Building.

16. No nails, hooks or screws shall be driven into or inserted in any part of the Building except as approved by Landlord.

17. Landlord has the right to evacuate the Building in the event of an emergency or catastrophe.

18. No food and/or beverages shall be sold from Tenant's office without the prior written approval of the Building manager.

19. No additional locks shall be placed upon any doors without the prior written consent of Landlord. All necessary keys shall be furnished by Landlord, and the same shall be surrendered upon termination of this lease, and Tenant shall then give Landlord or his agent an explanation of the combination of all locks on the doors or vaults. Tenant shall initially be given two (2) keys to the leased premises by Landlord. No duplicates of such keys shall be made by Tenants. Additional keys shall be obtained only from Landlord, at a fee to be determined by Landlord. No dead bolt locks are allowed.

20. Tenants will not locate furnishings or cabinets adjacent to mechanical or electrical access panels or over air conditioning outlets so as to prevent operating personnel from servicing such units as routine or emergency access may require. Cost of moving such furnishing for Landlord's access will be the Tenant's responsibility. The lighting and air conditioning equipment of the Building will remain the exclusive charge of the Building designated personnel.

21. Tenant shall comply with parking rules and regulations as may be posted or distributed from time to time.

22. No portion of the Building shall be used for the purpose of lodging rooms.

23. Tenant is responsible for their vendor's insurance. A sample vendor insurance document is available from the management office. Tenant must submit proper vendor insurance 24 hours in advance before a vendor will be allowed to work or deliver to the premises.

24. Prior written approval, which shall be at Landlord's sole discretion, must be obtained for installation of window shades, blinds or any other window treatment of any kind whatsoever. Landlord will control all internal lighting that may be visible from the exterior of the Building and shall have the right to change any unapproved lighting, without notice to Tenant, at Tenant's expense.

25. No Tenant shall make any changes or alterations to any portion of the Building without Landlord's prior written approval, which may be given on such conditions as Landlord may elect. All such work shall be done by Landlord or by contractors and/or workmen approved by Landlord, working under Landlord's supervision.

26. Tenants shall provide Plexiglas or other pads for all chairs mounted on rollers or casters.

27. Landlord reserves the right to rescind any of these rules and make such other and further rules and regulations as in its judgment shall from time to time be necessary or advisable for the operations of the Building, which rules shall be binding upon each Tenant upon delivery to such Tenant of notice thereof in writing.

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MHDocs 5922187_3 8614.1

EXHIBIT D

FORM TENANT ESTOPPEL CERTIFICATE

TO: ___________ ("Landlord")
____
____

and:
___________ ("Third Party")
____
____

Re: Property Address:
Lease Date: ______________
Between ________________________________, Landlord and
___________________________, Tenant
Square Footage Leased: ___________________
Suite No. ________
Floor: __________

The undersigned tenant ("Tenant") hereby certifies to Third Party and Landlord as follows:

1. The above-described Lease has not been canceled, modified, assigned, extended or amended except ____________________________.

2. Base Rent has been paid to the first day of the current month and all additional rent has been paid and collected in a current manner. There is no prepaid rent except $_________, and the amount of the security deposit is $__________.

3. Base Rent is currently payable in the amount of $ __________ monthly exclusive of Tenant's Proportionate Share of Operating Expenses.

4. The Lease terminates on _________, 20__ subject to any renewal option(s) set forth in the Lease.

5. All work to be performed for Tenant under the Lease has been performed as required and has been accepted by Tenant, except ____.

6. The Lease is: (a) in full force and effect; (b) to Tenant's actual knowledge, free from default; and (c) to Tenant's actual knowledge, Tenant has no claims against the Landlord or offsets against rent.

7. The Base Year for Operating Expenses, as defined in the said Lease, is _________________.

8. The undersigned has no right or option pursuant to the said Lease or otherwise to purchase all or any part of the Premises or the Building of which the Premises are a part.

9. There are no other agreements written or oral between the undersigned and the Landlord with respect to the Lease and/or the Premises and Building.

10. The statements contained herein may be relied upon by the Landlord and by any prospective purchaser of the property of which the Premises is a part and its mortgage lender.

If a blank in this document is not filled in, the blank will be deemed to read "none".

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MHDocs 5922187_3 8614.1

If Tenant is a corporation , the undersigned signatory is a duly appointed Officer of the corporation. Dated this day of , 20 _ Tenant: D - 2 MHDocs 5922 I 87 _ 3 86 1 4. 1 By: Name : _ Title :

EXHIBIT E TENANT'S COMMENCEMENT LETTER To: ("Landlord") Date: Tenant's Commencement Letter The undersigned, as the Tenant under that certain Office Lease (the "Lease") dated .... , made and entered into between , a as Landlord, and the undersigned, as Tenant, hereby certifies that : 1. The undersigned has accepted possession and entered into occupancy of the Premises described in the Lease. 2. The Comme nc ement Date of the Lease was ---- -- - 3. The expiration date of the Lease is _ 4. The Lease is in full force and effect and has not been modified or amended. 5 . Landlord has performed a ll of its obligations to improve the Premises for occupancy by the undersigned. Very truly yours, a By: Name: _ Tit l e: _ E I - MHDocs 5922 18 7 _ 3 8614.1

EXHIBIT F

RENEWAL OPTION

This Exhibit "F" ("Renewal Exhibit") describes and specifies the option, granted by Landlord to Tenant to extend and renew this Lease. Provided that, at the time in question, this Lease is then in full force and effect and there is no uncured event of default under this Lease, Tenant shall have the option ("Option") to renew this Lease as follows:

1. Defined Terms. For purposes of this Renewal Exhibit, all terms defined in the Lease will be utilized herein without further definition. Terms specifically applicable to this Renewal Exhibit shall have the meaning specified in this Renewal Exhibit and shall be delineated by initial capital letters.

2. Exercise of Option. Tenant may, by notifying Landlord of its election in writing not less than nine (9) months nor more than twelve (12) months prior to the end of the Initial Term, renew this Lease for an additional term ("Renewal Term") beginning on the date next following the expiration date of the Initial Term and continuing for thirty-six (36) months thereafter. The renewal of this Lease will be upon the same terms, covenants, and conditions applicable during the Initial Term, as provided in the Lease, except that (a) the Base Rent payable during the Renewal Term shall be an amount equal to the existing "market rental rate" (as defined below) as of the date on which the Renewal Term commences, (b) the defined term "Lease Term" shall be deemed to include the "Renewal Term", (c) no free rent, allowances, option, parking concessions, construction obligations or special rent concession, if any, which was applicable to the original Lease Term apply during the Renewal Term and (d) no further renewal option shall apply to the Renewal Term. In addition, Base Rent shall continue to be adjusted as provided in Paragraph 3 of the Lease. As used herein, the phrase "market rental rate" shall mean the rate of base rental being charged by Landlord to renewing tenants having a financial condition comparable to that of Tenant for comparable space within the Building for a term comparable to the Renewal Term (but not less than the Base Rent payable with respect to the final year of the Initial Term).

3. Termination of Option. The failure of Tenant to exercise the Option herein granted within the time period set forth herein shall constitute a waiver and termination of such Option. In addition, any termination of this Lease during the Lease Term or any assignment, subletting, or other transfer by Tenant, whether or not with the approval of Landlord, shall terminate the Option contained in this Renewal Exhibit.

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EXHIBIT G RIGHT OF FIRST NOTICE If during the Initial Term Suite 1480 , consisting of approximately I , 183 rentable square feet, as described on Schedule I to this Exhibit "G" ( the "F ir st Notice Space") is available for lease, and Landlord receives an expression of interest in all or any portion of the Fir st No tice Space from a third party ( other than the tenant then leasing the First Notice Space), th e n Landlord shall deliver a notice to Tenant offering to lease the First Not ice Space to Tenant . Landlord's notice must s pecify the First Notice Rate (defined below) . The term "avai lable for lea s e" means that the First Notice Space i s not then subject to any existing rights of third parties, including , without limitation, rights of first notice, expansion rights, extension rights, options to lease, or other rights . l . Tenant may elect to lease the First Notice Space by delivering a notice ( the " Response Notice") to Landlord within 5 days after the date of Landlord' s notice s pecifying that Tenant elects either (1) to lease all, but n o t less than all, of the First Notice Space or (2) to decline to lease the First Notice Space . Landlord is not obligated to offer the First Notice Space to Tenant, and Tenant may not exercise its option to lease the First No tice Space, if Tenant is in default under this Lease at the time Landlord would otherwise be obligated to give t he notice to Tenant under this Exhibit "G" . 2. If (1) Landlord does not receive the Response Notice within the 5 - day period or (2) in the Re s ponse Notice Tenant does not elect to lease all of the First Notice Space, then Tenant is deemed to waive its right to lease the First No tice Space and Tenant has no further rights under this Exhibit "G" . 3. If Tenant timely deliver s a Response Notice electing to lease all of the First No tice Space, then Tenant's lease of the First Notice Space commences 30 days after Landlord's receipt of the Response Notice and is on the same term s as thi s Lease except that the Rent and other applicable term s for t he First Notice Space adjust based on the First Notice Rate . Landlord shall prepare , and Landlord and Tenant shall execute and deliver , an amendment to this Lease to reflect the addition of the First Notice Space to the Premises upon the terms specified in this Exhibit "G" . 4. The term " First Notice Rate" means the monthl y base rent, parking prov 1 s 1 ons, leasehold improvem en ts , and other applicable terms, as determined by Landlord in its so le discretion, for a lea se term substantially the s ame as the remainder of the Lease Term ; except that the Rent components of the First Notice Rate will not be less than the Rent then being paid und e r this Lease . G - I M IDocs 5922187 _ 3 8614 . 1

SCHEDULE 1 t;i 14TH FLOOR 8 G - 2 MHDocs 5922 187 _ 3 86 1 4 . 1